                                                                   EXHIBIT 10.13


                              STANDARD OFFICE LEASE


         THIS LEASE is made and entered into as of this nineteenth day of September, 1996 by and between PACIFIC CORPORATE TOWERS LLC, a Delaware limited liability company ("Landlord"), and HEALTH MANAGEMENT SYSTEMS INC., a New York corporation, and HEALTH CARE MICROSYSTEMS, INC., a California corporation (collectively, "Tenant").

         Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the Premises described as Suite No. 600 on the sixth (6th) floor and Suite No. 700 on the seventh (7th) floor in the building ("Building") whose address is 200
N. Sepulveda Blvd., El Segundo, California, as designated on the plan attached hereto and incorporated herein as Exhibit "A" (the "Premises") of the project consisting of the building(s), parking structure(s), land and any other land or improvements surrounding the buildings which are designated from time to time by Landlord as appurtenant to or servicing the building(s) (the "Project"), now known as Pacific Corporate Towers, for the term and upon the terms and conditions hereinafter set forth, and Landlord and Tenant hereby agree as follows:

                                    ARTICLE 1
                             BASIC LEASE PROVISIONS

         1.1      Term.

                  (a) Scheduled Occupancy Date. December 15, 1996, subject to
Article 2.1 hereof and Paragraph 7.0 of the Work Letter Agreement attached as Exhibit "C".

                  (b) Scheduled Commencement Date. June 15, 1997, subject to
Article 2.2.

                  (c) Scheduled Expiration Date. June 14, 2007, subject to
Article 2.2.

         1.2 Rentable Square Footage. Thirty-three Thousand Four Hundred Forty-five (33,445) consisting of Twenty-three Thousand Eight Hundred Sixty (23,860) rentable square feet in Suite No. 700, and Nine Thousand Five Hundred Eighty-five (9,585) in Suite No. 600, subject to Article 3.1.

         1.3      Basic Rental.

           Lease Month        Base Annual Rent       Monthly Installment
           -----------        ----------------       -------------------
             1 - 60             $541,809.00               $45,150.75
            61 - 120            $622,077.00               $51,839.75



         1.4      Base Year.  1997

         1.5      Tenant's Proportionate Share.  Three percent (3%)

         1.6      Security Deposit.  None.

         1.7      Permitted Use.  General Office.

         1.8 Broker. CB Commercial Real Estate Group, Inc. for Landlord and Tenant.

         1.9 Parking Spaces. Ninety-five (95) unreserved and thirty-two (32) reserved parking spaces subject to the terms and conditions of Article 23. If Tenant expands the Premises in accordance with Article 33, Tenant shall be entitled to use four (4) additional parking spaces per each additional one thousand (1,000) rentable square feet added to the Premises.

         1.10 Parking Charge. None during the initial ten (10) year term, subject to Article 23.


         1.11 Tenant Address Prior to Lease Commencement Date. 3655 Torrance Boulevard, Suite 350, Torrance, CA 90503

                                    ARTICLE 2
                                      TERM

         2.1 Early Occupancy. Tenant shall have the right to occupy the Premises for a six (6) month period prior to the Commencement Date ("Early Occupancy Period") commencing upon the expiration of Tenant's Fixturization Period (as defined in the Work Letter Agreement). Tenant's occupancy of the Premises during the Early Occupancy Period shall be without payment of Basic Rental and Tenant's Proportionate Share of Direct Costs as determined below, but shall otherwise be subject to all the terms and conditions of this Lease.

         2.2 Lease Commencement. The term of this Lease ("Lease Term") shall commence ("Commencement Date") on the date that is six (6) months after the first day of the Early Occupancy Period. The term of this Lease shall expire, unless earlier terminated, on the date that is one (1) day prior to the tenth
(10th) anniversary of the Commencement Date.

         2.3 Possession. Subject to and upon approval of the Final Working Drawings and Specifications and Work Cost Estimate by the parties pursuant to the Work Letter Agreement, Landlord shall diligently construct the Tenant Building Standard Work in the Premises. If Landlord is unable to deliver possession of the Premises to Tenant on or before the Scheduled Occupancy Date, Landlord shall not be subject to any liability for its failure to do so, and such failure shall not affect the validity of this Lease nor the obligations of Tenant hereunder, but the Early Occupancy Period shall commence in accordance with Article 2.1 and the Lease Term shall commence in accordance with Article
2.2. At any time during the Lease Term, Landlord may deliver to Tenant a notice executed by Landlord in the form as set forth in Exhibit "D", attached hereto, which Tenant shall execute and return to Landlord within five (5) business days of receipt thereof.

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
         2.4 Right to Terminate. Subject to compliance with the terms and conditions contained in this Article 2.4, Tenant shall have the right to terminate this Lease as of the end of the eighty-fourth (84th) month of the Lease Term ("Termination Right"). Tenant may exercise the Termination Right by giving Landlord written notice of such termination not later than the last day of the seventy-eighth (78th) month of the Lease Term. As consideration for the early termination of this Lease, Tenant shall pay to Landlord, concurrently with delivery of its notice of exercise of the Termination Right, an amount equal to ("Termination Payment"): (i) the unamortized tenant improvement costs and leasing commissions incurred by Landlord in connection with this Lease; plus
(ii) plus the amount of One Hundred Fifty-five Thousand Five Hundred Nineteen Dollars and Twenty-five Cents ($155,519.25). For purposes of determining the Termination Payment, the Work Cost (as defined in the Work Letter Agreement) incurred by Landlord in connection with the Tenant Building Standard Work constructed by Landlord for Tenant in accordance with the Work Letter Agreement and the leasing commissions paid to the brokers identified in Article 1.8 of the Basic Lease Provisions shall be amortized over the ten (10) year Lease Term. Landlord shall give Tenant written notice of the Termination Payment within ten
(10) days after Tenant's written request therefor. Tenant's failure to exercise the Termination Right and to concurrently pay the Termination Payment prior to the end of the seventy-eighth (78th) month of the Lease Term shall be deemed Tenant's waiver of the Termination Right and Tenant shall have no further right to terminate the Lease pursuant to this Article 2.4. If Tenant timely exercises the Termination Right and concurrently pays the Termination Payment, this Lease shall terminate at the end of the eighty-fourth (84th) month of the Lease Term and Tenant shall surrender and vacate the Premises in accordance with Article 29 hereof prior to such date. If a default by Tenant exists under this Lease on the date of the delivery of Tenant's notice of exercise of the Termination Right to Landlord, then such notice shall be of no force and effect, and Tenant shall have no right to exercise the Termination Right; provided, however, that if Tenant cures such default and again gives notice of exercise of the Termination Right not later than the last day of the seventy-eighth (78th) month of the Lease Term, such subsequent notice shall be effective. If a default by Tenant beyond any applicable cure period exists under this Lease at any time after Tenant exercises the Termination Right, then Landlord may at its sole discretion elect to have Tenant's exercise of the Termination Right to be of no force and effect, in which case, Landlord may apply the Termination Payment to the Basic Rental and Additional Rent next accruing and this Lease shall continue and expire at the end of the Lease Term.

                                    ARTICLE 3
                                     RENTAL

         3.1 Basic Rental. Tenant agrees to pay to Landlord during the term hereof, at Landlord's office or to such other person or at such other place as directed from time to time by written notice to Tenant from Landlord, the initial monthly and annual sums as set forth in Article 1.3 of the Basic Lease Provisions, payable in advance on the first day of each calendar month, without demand, setoff or deduction, and in the event this Lease commences or the date of expiration of this Lease occurs other than on the first day or last day of a calendar month, the rent for such month shall be prorated. Notwithstanding the foregoing, Tenant shall pay to Landlord concurrently with the execution of this Lease the monthly installment of Basic Rental due for the first month of the Lease. Basic Rental shall be subject to increase from time to time pursuant to the subsequent provisions of this Article 3.

         Landlord shall cause the rentable square footage of the sixth (6th) floor of the Premises to be measured by Pace Compumetrics using the modified BOMA standard. Landlord shall cause Pace Compumetrics to certify to both Landlord and Tenant the rentable square footage of the sixth (6th) floor of the Premises using such method. The rentable square footage of the sixth (6th) floor of the Premises as measured by Pace Compumetrics shall be conclusive on the parties. Upon receipt of such certification, the monthly Basic Rental set forth in Article 1.C of the Basic Lease Provisions shall be adjusted to be equal to the product obtained by multiplying One Dollar and Thirty-five Cents ($1.35) for each rentable square foot in the Premises for the first sixty (60) months of the Lease Term and One Dollar and Fifty-five Cents ($1.55) for each rentable square foot in the Premises during the last sixty (60) months of the Lease Term.

         3.2 Increase in Costs. The term "Base Year" means the calendar year set forth in Article 1.4 of the Basic Lease Provisions. If, in any calendar year during the term of this Lease commencing with the calendar year immediately after the Base Year (each such year a "Comparison Year"), (i) the "Tax Costs" (as hereinafter defined) paid or incurred by Landlord shall be higher than the Tax Costs for the Base Year, (ii) the "Operating Costs" (as hereinafter defined) paid or incurred by Landlord shall be higher than the Operating Costs for the Base Year, or (iii) the "Insurance Costs" (as hereinafter defined) paid or incurred by Landlord shall be higher than the Insurance Costs for the Base Year, Tenant shall pay Landlord as Additional Rent Tenant's Proportionate Share (as provided in Article 1.5 of the Basic Lease Provisions) of such increase in the amount by which the respective Tax Costs, Operating Costs and Insurance Costs, paid or incurred by Landlord in such Comparison Year exceed the respective Tax Costs, Operating Costs and Insurance Costs paid or incurred by Landlord for the Base Year. Notwithstanding the foregoing, Tenant's Proportionate Share of the increase in Controllable Costs (as defined below) due and owing Landlord in any year during the Lease Term shall not increase by more than five percent (5%) from the previous Comparison Year or Base Year, as applicable. In the event either the Premises and/or the Project is expanded or reduced, then Tenant's Proportionate Share shall be appropriately adjusted, and as to the calendar year in which such change occurs, Tenant's Proportionate Share for such year shall be determined on the basis of the number of days during that particular calendar year that each such Tenant's Proportionate Share was in effect. In the event this Lease shall terminate on any date other than the last day of a calendar year, Tenant's Proportionate Share of Tax Costs, Operating Costs and Insurance Costs for such calendar year in which this Lease terminates shall be prorated on the basis of the relationship which the number of days which have elapsed from the commencement of said calendar year to and including said date on which this Lease terminates bears to three hundred sixty (360). Any and all amounts due and payable by Tenant pursuant to Articles 3.2, 3.3 and 3.4 hereof shall be deemed "Additional Rent" and Landlord shall be entitled to exercise the same rights and remedies upon default in these payments.

         3.3 Definitions. As used herein, the following terms shall have the following meanings:

                  (a) "Tax Costs" shall mean any and all real estate taxes and other similar charges on real property or improvements, assessments, water and sewer charges, and all other charges assessed or levied upon the Project and appurtenances thereto and the parking or other facilities thereof, or the real property (the "Property") thereunder (collectively the "Real Property") or attributable thereto or on the rents, issues or income received or derived therefrom which are assessed or levied by the United States, the State of California or any local government authority or agency or any political subdivision thereof, and shall include Landlord's reasonable legal fees, costs and disbursements incurred in connection with proceedings for reduction of Tax Costs or any part thereof, provided, however, if at any time after the date of this Lease the methods of taxation now prevailing shall be altered so that in lieu of or as a supplement to or a substitute for the whole or any part of any Tax Costs, there shall be assessed or levied (a) a tax, assessment, levy, imposition or charge wholly or partially as a net income, capital or franchise levy or otherwise on the rents, issues, profits or income derived therefrom, or
(b) a tax, assessment, levy (including but not limited to any municipal, state or federal levy), imposition or charge measured by or based in whole or in part upon the real property and imposed upon Landlord, or (c) a license fee measured by the rent payable under this Lease, then all such taxes, assessments or levies or the part thereof so measured or based, shall be deemed to be included in the term "Tax Costs". Notwithstanding the foregoing, Tax Costs shall not include any federal or state income tax levied upon Landlord or the rents derived from the Project except to the extent such income taxes are imposed in lieu of or as a substitute for any of the Tax Costs described in the foregoing sentence. Notwithstanding anything to the contrary herein, Tenant shall not be required to pay its Proportionate Share of any increase in Tax Costs resulting from a sale of the Project at any time during the first sixty (60) months of the Lease Term.

         (b) "Operating Costs" shall mean all costs, expenses and amounts of every kind and nature incurred by Landlord in connection with the maintenance, operation, replacement, ownership and repair of the Project, the equipment, adjacent walks, malls and landscaped and common areas and the parking structure, areas and facilities of the Project, including, but not limited to, salaries, wages, medical, surgical and general welfare benefits and pension payments, payroll taxes, fringe benefits, employment taxes, workers' compensation, uniforms and dry cleaning thereof for all persons who perform duties connected with the operation, maintenance and repair of the Project, its equipment and the adjacent walks and landscaped areas, including janitorial, gardening, security, parking, operating engineer, elevator, painting, plumbing, electrical, carpentry, heating, ventilation, air conditioning, window washing, hired services (but excluding persons performing services not uniformly available to or performed for the benefit of substantially all building tenants), a reasonable allowance for depreciation of the cost of acquiring or the rental expense of personal property used in the maintenance, operation and repair of the Project, accountant's fees incurred in the preparation of rent adjustment statements, reasonable legal fees incurred for the benefit of the Project, real estate tax consulting fees, personal property taxes on property used in the maintenance and operation of the Project, capital expenditures incurred to effect economies of operation and capital expenditures required by government regulations, laws, or ordinances determined in accordance with generally accepted accounting principles as applied to real estate industry standards; the cost of all charges for electricity, gas, water and other utilities furnished to the Project, including any taxes thereon; the cost of all building and cleaning supplies and materials; the cost of all charges for cleaning, maintenance and service contracts and other services with independent contractors (including property management fees); and license, permit and inspection fees relating to the Project. In the event, during any calendar year, the Project is less than one hundred percent (100%) occupied at all times, the Operating Costs shall be adjusted in accordance with real estate industry standards to reflect the Operating Costs of the Project as though one hundred percent (100%) occupied at all times, and the increase or decrease in rent shall be based upon such Operating Costs as so adjusted. Operating Costs shall also include all management fees. Landlord shall not, in any subsequent year, add any categories of Operating Costs that were not included within the Base Year; provided, however, that Landlord may change the name of the categories under which it allocates Operating Costs from time to time. Landlord shall have the right, from time to time, to equitably allocate some or all of the Operating Costs among different tenants of the Project (i.e. office space and retail space tenants of the Project).

          "Operating Costs" shall not include any of the following: (i) any ground lease rental, (ii) costs incurred by Landlord with respect to goods and services (including utilities) furnished to tenants to the extent that Landlord is reimbursed directly for the cost of such service by such tenants, (iii) costs incurred by Landlord for the repair of damage to the Building or Project to the extent of insurance proceeds received by Landlord for such costs; (iv) costs, including permit, license and inspection costs, incurred with respect to the design, planning, construction and installation of tenant improvements for new tenants in the Project, (v) leasing commissions, attorneys' fees and other costs in connection with leasing space in the Building or Project or in connection with disputes with individual tenants, (vi) costs for services provided directly to specific tenants for which Landlord is reimbursed by such tenants, (vii) interest, points, fees, and other costs of debt service on any financing encumbering the Building, Project or land on which is the Project is situated,
(viii) advertising expenses; (ix) any compensation paid to clerks, attendants or other persons in commercial (for profit) concessions operated by Landlord in the Project, and (x) tax penalties or interest incurred as a result of Landlord's failure to pay any Tax Cost(s) prior to the delinquency date therefor.

                  (c) "Insurance Costs" shall mean the cost of all charges for fire and extended coverage, commercial liability and all other insurance for the Project required to be carried by Landlord under the Lease or now or hereafter maintained by Landlord with respect to the Project.

                  (d) "Direct Costs" as used herein shall mean the Tax Costs, Operating Costs, and Insurance Costs.

                  (e) "Controllable Costs" shall mean costs incurred by Landlord for landscape, maintenance, janitorial, security and other services provided to the Building or Project by third party service providers.

         3.4      Determination of Payment.

                  (a) Landlord shall, prior to the commencement of each Comparison Year, furnish to Tenant a written estimate showing in reasonable detail Landlord's estimated Direct Costs for the next following Comparison Year and the amount of Tenant's Proportionate Share of the increase in Tax Costs, Operating Costs and Insurance Costs appropriately prorated on a monthly basis for such Comparison Year. Thereafter, on each monthly rental payment date, Tenant shall pay to Landlord the monthly amount of Tenant's Proportionate Share of the estimated increase in Direct Costs as shown in said written estimate. Landlord reserves the right to revise any estimate of Direct Costs if actual or projected Tax Costs, Operating Costs or Insurance Costs show an increase or decrease from any earlier estimate for the same Comparison Year. Landlord shall deliver such revised estimate to Tenant together with a written explanation of the actual or projected increase in Tax Costs, Operating Costs or Insurance Costs at any time during the Comparison Year, and Tenant shall commence payment of such estimated amount on the next monthly rental payment as shown in the revised estimate. Neither Landlord's failure to deliver nor the late delivery of such estimate shall constitute a default by Landlord hereunder or a waiver of Landlord's right to receive Tenant's Proportionate Share of the estimated increase in Direct Costs and Tenant shall continue to pay on the basis of the most recent estimate until Landlord delivers a new estimate of Direct Costs to Tenant. Within one hundred eighty (180) calendar days following the close of each Comparison Year during the term hereof, Landlord shall endeavor to furnish to Tenant a written statement (the "Reconciliation") showing in reasonable detail Landlord's actual Tax Costs, Operating Costs and Insurance Costs for the relevant Comparison Year, together with a full statement of any adjustments necessary to reconcile any sums paid (or credited) hereunder as Tenant's Proportionate Share of Tax Costs, Operating Costs and Insurance Costs during such Comparison Year with those sums actually payable and due hereunder for such Comparison Year as set forth in the Reconciliation. If the Reconciliation shows that additional sums are due from Tenant hereunder, Tenant shall pay such sums to Landlord within thirty (30) days of receipt of the Reconciliation; provided, however, that if the amount owed by Tenant is in excess of one (1) monthly installment of Basic Rental, then Tenant shall pay such additional amount owed to Landlord on the first day of each month in monthly installments equal to the then current monthly installment of Basic Rental until such time as said additional sum is paid in full. If the Reconciliation shows that a credit is due Tenant, such credit shall be credited against the next sums becoming due from Tenant hereunder, unless Landlord's estimate of Tenant's Proportionate Share of Tax Costs, Operating Costs and Insurance Costs for the next calendar year is zero (0), in which case, Landlord shall pay the amount of the credit due to Tenant within thirty (30) days after the date of such Reconciliation. Notwithstanding that the term of this Lease has expired and Tenant has vacated the Premises, Tenant shall pay to Landlord any additional sums due Landlord and Landlord shall rebate to Tenant the amount of any credit due Tenant, as set forth in the Reconciliation for the Comparison Year in which the Lease Term expired.

                  (b) In the event of any dispute as to any Additional Rental due hereunder, Tenant shall have the right after reasonable notice and at reasonable times to inspect Landlord's accounting records at Landlord's accounting office and if, after such inspection, Tenant still disputes such Additional Rental, a certification as to the proper amount shall be made by an independent certified public accountant. Tenant agrees to pay the cost of such certification unless it is subsequently determined that Landlord's original statement was in error to Tenant's disadvantage by more than five percent (5%) of the Direct Costs. As a condition precedent to its exercise of its rights of dispute aforesaid, Tenant shall timely pay to Landlord all amounts set forth in the statement which Tenant wishes to dispute.

                                    ARTICLE 4
                              INTENTIONALLY OMITTED

                                    ARTICLE 5
                                  HOLDING OVER

         Should Tenant, with Landlord's written consent, hold over after termination of this Lease, Tenant shall become a tenant from month to month only upon each and all of the terms herein provided as may be applicable to a month to month tenancy and any such holding over shall not constitute an extension of this Lease. During such holding over, Tenant shall pay in advance, monthly, a rental rate equal to one hundred twenty-five percent (125%) of the Basic Rental in effect for the last month of the Lease Term, plus all other payments required to be made by Tenant hereunder including but not limited to Tenant's Proportionate Share of Direct Costs. If Tenant holds over after termination of this Lease without the express written consent of Landlord, Tenant shall become a tenant at sufferance only, at a rental rate equal to one hundred twenty-five percent (125%) of the Basic Rental in effect upon the date of such termination (prorated on a daily basis) for the first two (2) months of such holding over, and thereafter at a rental rate equal to one hundred fifty percent (150%) of the Basic Rental in effect upon the date of such termination (prorated on a daily basis), and otherwise subject to the terms, covenants and conditions herein specified so far as applicable. Acceptance by Landlord of rent after such termination shall not constitute a hold over hereunder or result in a renewal. If Tenant holds over and fails to surrender the Premises upon the expiration or termination of this Lease, Tenant shall indemnify, defend and hold Landlord harmless from all costs, losses, expenses or liabilities, including without limitation, costs and attorney fees proximately caused by such holding over and failure to surrender.

                                    ARTICLE 6
                             PERSONAL PROPERTY TAXES

         Tenant shall pay, prior to delinquency, all taxes assessed against or levied upon fixtures, furnishings, equipment and all other personal property of Tenant located in the Premises. In the event any or all of Tenant's fixtures, furnishings, equipment and other personal property shall be assessed and taxed with property of Landlord, Tenant shall pay to Landlord its share of such taxes within ten (10) days after delivery to Tenant by Landlord of a statement in writing setting forth the amount of such taxes applicable to Tenant's property. Tenant shall assume and pay to Landlord at the time of paying Basic Rental any excise, sales, use, rent, occupancy, garage, parking, gross receipts or other taxes (other than net income taxes) which may be imposed on or on account of letting of the Premises or the payment of Basic Rental or any other sums due or payable hereunder, and which Landlord may be required to pay or collect under any law now in effect or hereafter enacted. Tenant shall pay directly to the party or entity entitled thereto all business license fees, gross receipts taxes and similar taxes and impositions which may from time to time be assessed against or levied upon Tenant, as and when the same become due and before delinquency. Notwithstanding anything to the contrary contained herein, any sums payable by Tenant under this Article 6 shall not be included in the computation of "Tax Costs."

                                    ARTICLE 7
                                       USE

         Tenant shall use and occupy the Premises only for the use set forth in
Article 1.7. of the Basic Lease Provisions and shall not use or occupy the Premises or permit the same to be used or occupied for any other purpose without the prior written consent of Landlord, and Tenant agrees that it will use the Premises in such a manner so as not to interfere with or infringe the rights of other tenants in the Project. Tenant shall, at its sole cost and expense, promptly comply with all laws, statutes, ordinances and governmental regulations or requirements now in force or which may hereafter be in force relating to or affecting the condition, use or occupancy of the Premises or the Project, including all requirements for alterations, improvements or structural changes required by Tenant's specific use and occupancy of the Premises. Tenant shall not do or permit to be done anything which will invalidate or increase the cost of any fire and extended coverage insurance policy covering the Project and/or the property located therein and Tenant shall comply with all rules, orders, regulations and requirements of any organization which sets out standards, requirements or recommendations commonly referred to by major fire insurance underwriters. Tenant shall promptly upon demand reimburse Landlord for any additional premium charges for such policy by reason of Tenant's failure to comply with the provisions of this Article.

                                    ARTICLE 8
                              CONDITION OF PREMISES

         Except for the work to be performed by Landlord pursuant to the Work Letter Agreement attached hereto as Exhibit "C," Tenant hereby agrees that the Premises shall be taken "as is", "with all faults", "without any representations or warranties", and Tenant hereby agrees and warrants that it has inspected the condition of the Premises and the suitability of same for Tenant's purposes, and Tenant does hereby waive and disclaim any objection to, cause of action based upon, or claim that its obligations hereunder should be reduced or limited because of the condition of the Premises or the Project or the suitability of same for Tenant's purposes. Tenant acknowledges that neither Landlord nor any agent nor any employee of Landlord has made any representations or warranty with respect to the Premises or the Project or with respect to the suitability of either for the conduct of Tenant's business. The taking of possession of the Premises by Tenant shall conclusively establish that the Premises and the Project were at such time in satisfactory condition. Tenant hereby waives and releases its right to make repairs at Landlord's expense pursuant to Sections 1941 and 1942 of the Civil Code of California or under any similar law, statute or ordinance now or hereafter in effect. If during the term any asbestos is discovered in the Premises (other than in the Tenant Building Standard Work or in personal property, fixtures or other items brought into the Premises by Tenant), and removal of such asbestos is required by a governmental agency to comply with all applicable Environmental Laws (as defined in Section 28.4), then Landlord shall remove such asbestos at its sole cost and expense; provided, however, Landlord shall have no obligation to remove any asbestos in the Premises to the extent Tenant's acts or omissions gave rise to the requirement to remove such asbestos to comply with Environmental Laws, nor shall Landlord have any obligation to remove any asbestos which is present in the Tenant Building Standard Work or in any personal property, fixtures or other items brought into the Premises by Tenant. The cost of any asbestos removal undertaken by Landlord in accordance with the foregoing sentence shall not be deducted from the Allowance (as defined in the Work Letter Agreement).

                                    ARTICLE 9
                             REPAIRS AND ALTERATIONS

         Tenant shall keep the Premises in good condition and repair. All damage or injury to the Premises or the Project caused by the act or negligence of Tenant, its employees, agents or visitors, guests, invitees or licensees shall be promptly repaired by Tenant, at its sole cost and expense, to the satisfaction of Landlord. Landlord may make any repairs which are not promptly made by Tenant and charge Tenant for the cost thereof, which cost shall be paid by Tenant within ten (10) days from invoice from Landlord. Landlord shall maintain the common areas of the Project and the cost thereof shall be an Operating Cost. Tenant shall be responsible for the design and function of all non-standard improvements of the Premises, whether or not installed by Landlord at Tenant's request. Tenant waives all rights to make repairs to the Premises at the expense of Landlord, or to deduct the cost thereof from the rent. Tenant shall make no alterations, changes or additions in or to the Premises without Landlord's prior written consent, which shall not be unreasonably withheld, and then only by contractors or mechanics who shall be subject to the prior written approval of Landlord, which shall not be unreasonably withheld, and further subject to the approval by Landlord of fully detailed and dimensioned plans and specifications pertaining to the work in question, to be prepared and submitted by Tenant at its sole cost and expense. Notwithstanding the foregoing, Tenant may make non-structural or decorative alterations which do not affect the Building systems or the Building shell in an amount not more than $20,000 during the term of the Lease without obtaining Landlord's prior written consent but otherwise subject to all of the terms and conditions of this Article 9, including the requirement that Tenant deliver plans and specifications for such work to Landlord prior to the commencement thereof. Tenant shall at its sole cost and expense obtain all necessary approvals and permits pertaining to any work. If Landlord, in approving any work, specifies a commencement date therefor, Tenant shall not commence any work prior to such date. Tenant hereby indemnifies and agrees to defend and hold Landlord free and harmless from all liens and claims of lien, and all other liability, claims and demands arising out of any work done or material supplied to the Premises by or at the request of Tenant. If permitted alterations, changes, or additions are made, they shall be made at Tenant's expense and shall be and become the property of Landlord, except that Landlord may, by written notice to Tenant given at least thirty (30) days prior to the end of the Lease Term, require Tenant at Tenant's expense to promptly both remove any such alteration, change or addition and to repair any damage to the Premises caused by such removal and restore the Premises to the condition that existed prior to such alteration in accordance with all applicable laws, statutes, building codes and regulations in effect as of the date of such restoration. Notwithstanding the foregoing, Tenant shall have no obligation to remove the Tenant Building Standard Work. With regard to repairs, alterations or any other work arising from or related to this Article 9, Landlord shall be entitled to receive an administrative/supervision fee based on the total cost of all (i) work performed; (ii) materials, plans and drawings furnished; and (iii) all other costs and expenses related to such repairs, alterations or other work ("Total Alteration Cost"). If the total Alteration Cost is Ten Thousand

Dollars ($10,000) or less, the administrative/supervision fee shall be fifteen percent (15%) of such amount. If the Total Alteration Cost exceeds Ten Thousand Dollars ($10,000), the administrative/supervision fee shall be five percent (5%) of such amount. The foregoing administrative/supervision fee shall not be applicable to any tenant improvements constructed by Landlord in the Premises either pursuant to the Work Letter Agreement or pursuant to Article 33 hereof.

                                   ARTICLE 10
                                      LIENS

         Tenant shall keep the Premises, Building and Project free from any mechanics' liens, vendors liens or any other liens arising out of any work performed, materials furnished or obligations incurred by Tenant (but the foregoing obligation shall not extend to work performed, materials furnished or obligations incurred by Landlord), and agrees to defend, indemnify and hold harmless Landlord from and against any such lien or claim or action thereon, together with costs of suit and reasonable attorneys' fees incurred by Landlord in connection with any such claim or action. Before commencing any work of alteration, addition or improvement to the Premises, Tenant shall give Landlord at least ten (10) business days' written notice of the proposed commencement of such work (to afford Landlord an opportunity to post appropriate notices of non-responsibility) and, if required by Landlord in writing, shall secure, at Tenant's own cost and expense, a completion and lien indemnity bond, satisfactory to Landlord, for said work. In the event that there shall be recorded against the Premises or the Building or the property of which the Premises is a part any claim or lien arising out of any such work performed, materials furnished or obligations incurred by Tenant and such claim or lien shall not be removed or discharged or bonded and removed within ten (10) business days of filing, Landlord shall have the right but not the obligation to pay and discharge said lien without regard to whether such lien shall be lawful or correct or to require that Tenant deposit with Landlord in cash, lawful money of the United States, one hundred fifty percent (150%) of the amount of such claim, which sum may be retained by Landlord until such claim shall have been removed of record or until judgment shall have been rendered on such claim and such judgment shall have become final, at which time Landlord shall have the right to apply such deposit in discharge of the judgment on said claim and any costs, including attorneys' fees incurred by Landlord, and shall remit the balance thereof to Tenant. If Landlord pays and discharges said lien, then Tenant shall reimburse Landlord for all costs and expenses incurred by Landlord in discharging such lien, including attorneys' fees, within ten (10) business days after the date of receipt of Landlord's invoice therefor.

                                   ARTICLE 11
                                PROJECT SERVICES

         11.1 Building Hours. Landlord agrees to furnish to the Premises, from 8:00 a.m. to 6:00 p.m. Mondays through Fridays and 9:00 a.m. to 1:00 p.m. on Saturdays, local and national holidays excepted, air conditioning and heat, elevator service, electric current for normal lighting and fractional horsepower office machines and, on the same floor as the Premises, water for lavatory and drinking purposes, all in such reasonable quantities as in the reasonable judgment of Landlord is necessary for the comfortable occupancy of the Premises. Janitorial and maintenance services will be furnished five (5) days per week. Such janitorial service shall be provided in accordance with standards for comparable class "A" office buildings in the City of El Segundo. The cost of all such services furnished to the Premises by Landlord shall be an Operating Cost. The current holidays for the Project are: New Year's Day, Presidents' Day, Memorial Day, the Fourth of July, Labor Day, Thanksgiving Day and Christmas Day; provided, however, that Landlord may observe such other holidays from time to time as may be observed by comparable office building projects in the City of El Segundo. Tenant shall comply with all rules and regulations which Landlord may reasonably establish for the proper functioning and protection of the air conditioning, heating, elevator, electrical and plumbing systems. Landlord shall not be liable for, and there shall be no rent abatement as a result of, any stoppage, reduction or interruption of any such services caused by governmental rules, regulations or ordinances, riot, strike, labor dispute, breakdowns, accidents or necessary repairs. Except as specifically provided in this Article 11, Tenant agrees to pay for all utilities and other services utilized by Tenant for all overtime or additional building services furnished to Tenant not uniformly furnished to all tenants of the Project at Landlord's expense. Landlord's obligation to render to the Premises the services set forth in this Article 11 is conditional upon the payment by Tenant of all sums due under this Lease.

         11.2 Utility Use. Tenant shall not without the written consent of Landlord use any apparatus or device in the Premises, including without limitation, machines using current in excess of 110 volts, except for photocopiers and computers that are consistent with general office use, which will in any way increase the amount of electricity or water usually furnished or supplied for use of the Premises as general office space; nor connect any apparatus, machine or device with water pipes or electric current (except through existing electrical outlets in the Premises), for the purpose of using electric current or water.

         11.3 Excess Electricity Use. If Tenant shall require electric current in excess of that which Landlord is obligated to furnish under Section 11.1 above, Tenant shall first obtain the consent of Landlord, which Landlord shall not unreasonably withhold; provided, however, it shall be deemed reasonable for Landlord to withhold such consent if alterations are required to be made to the Project's electrical system to provide such additional service or if Landlord would be unable to offer the same level of electric service to other tenants in the Building. If Tenant requests such additional electrical current, Landlord may cause an electric current meter to be installed in the Premises to measure the amount of electric current consumed in the Premises. The cost of any such meter and of installation, maintenance and repair thereof shall be paid for by Tenant and Tenant agrees to pay to Landlord, promptly upon demand therefor by Landlord, for all such electric current consumed in the Premises or by any such use as shown by said meter at the rates charged for such service by the local public utility furnishing the same, plus the actual administrative costs incurred by Landlord in keeping account of the electric current so consumed.

         11.4 Heat Generating Machines. If any lights, machines or equipment (including but not limited to computers) are used by Tenant in the Premises which materially affect the temperature otherwise maintained by the air conditioning system, or generate substantially more heat in the Premises than would be generated by the building standard lights and usual fractional horsepower office equipment, Landlord shall have the right to install any machinery and equipment which Landlord reasonably deems necessary to restore temperature balance, including but not limited to modifications to the standard air conditioning equipment, and the cost thereof, including the cost of installation and any additional cost of operation and maintenance occasioned thereby, shall be paid by Tenant to Landlord upon demand by Landlord. Landlord shall not be liable under any circumstances for loss of or injury to property, however occurring, through or in connection with or incidental to failure to furnish any of the foregoing.

         11.5 After-Hours HVAC. If Tenant requires heating, ventilation and/or air conditioning during hours other than those hours set forth in Section 11.1 above, Tenant shall give Landlord such advance notice as Landlord shall reasonably require and shall pay Landlord for the use of such equipment such charges as Landlord may impose from time to time for such after hours usage. As of the date of this Lease, the current charge for after-hours heating, ventilating and air conditioning is Thirty-five Dollars ($35.00) per hour, which charge is inclusive of Landlord's administrative charges for providing such service. Landlord agrees that the portion of any after-hours HVAC charge that is attributable to labor and administrative costs shall not increase during any calendar year by more than the percentage increase in the Consumer Price Index, All Urban Consumers-Los Angeles, Long Beach, Anaheim, during such calendar year.

         11.6 Recurrent Utility Use. Landlord may impose a reasonable charge for any utilities or services, including without limitation electric current, required to be provided by Landlord by reason of any substantial recurrent use of the Premises other than during the times provided in Section 11.1 above.

                                   ARTICLE 12
                               RIGHTS OF LANDLORD

         Landlord and its agents shall have the right to enter the Premises at all reasonable times for the purpose of cleaning the Premises, examining or inspecting the same, serving or posting and keeping posted thereon notices as provided by law, or which Landlord deems necessary for the protection of Landlord or the Property, showing the same to prospective tenants or purchasers of the Project, and for making such alterations, repairs, improvements or additions to the Premises or to the Project as Landlord may deem necessary or desirable. Except in an emergency and any entry for cleaning the Premises, Landlord shall provide Tenant with twenty-four (24) hours notice of its intended entry. If necessary, Landlord and Tenant shall schedule Landlord's entry for maintenance, repairs, alterations, or improvements to the Premises at a time during regular business hours to avoid any unreasonable interference with Tenant's use of the Premises. If Tenant shall not be personally present to open and permit an entry into the Premises at any time when such an entry by Landlord is necessary or permitted hereunder, Landlord may enter by means of a master key or may enter forcibly, without liability to Tenant except for any failure to exercise reasonable care for Tenant's property.

                                   ARTICLE 13
                 INDEMNITY; EXEMPTION OF LANDLORD FROM LIABILITY

         13.1 Indemnity. Tenant shall indemnify, defend and hold Landlord harmless from and against any and all claims arising from Tenant's use of the Premises or from the conduct of its business in the Premises, or from any work or thing which may be permitted or suffered by Tenant in the Premises or arising out of the use thereof and shall further indemnify, defend and hold Landlord harmless from and against any and all claims arising from any breach or default in the performance of any obligation on Tenant's part to be performed under this Lease or arising from any negligence of Tenant or any of its agents, contractors, employees or invitees, patrons, customers or members and from any and all costs, attorneys' fees, expenses and liabilities incurred in the defense of any claim or any action or proceeding brought thereon, including negotiations in connection therewith. Tenant hereby assumes all risk of damage to property or injury to persons in or about the Premises from any cause, and Tenant hereby waives all claims in respect thereof against Landlord.

         13.2 Exemption of Landlord from Liability. Landlord shall not be liable for injury to Tenant's business, or loss of income therefrom, or for damage that may be sustained by the person, goods, wares, merchandise or property of Tenant, its employees, invitees, customers, agents, or contractors, or any other person in, on or about the Premises directly or indirectly caused by or resulting from fire, steam, electricity, gas, water, or rain which may leak or flow from or into any part of the Premises, or from the breakage, leakage, obstruction or other defects of the pipes, sprinklers, wires, appliances, plumbing, air conditioning, light fixtures, or mechanical or electrical systems, whether such damage or injury results from conditions arising upon the Premises or upon other portions of the Building or from other sources or places and regardless of whether the cause of such damage or injury or the means or repairing the same is inaccessible to Tenant. Landlord shall not be liable to Tenant for any damages arising from any act or neglect of any other tenant of the building.

         Tenant acknowledges that Landlord's election to provide mechanical surveillance or to post security personnel in the Building is solely within Landlord's discretion; Landlord shall have no liability in connection with the decision whether or not to provide such services and Tenant hereby waives all claims based thereon. Landlord shall not be liable for losses due to theft, vandalism, or like causes. Tenant shall defend, indemnify, and hold Landlord harmless from any such claims made by any employee, licensee, invitee, contractor, agent, or other person whose presence in, on or about the Premises or the Building is attendant to the business of Tenant.

         13.3 Exceptions to Indemnity. The indemnity obligations of Tenant set forth in this Article 13 shall not extend to any claim, demand, loss, cost or liability to the extent caused by the gross negligence or willful misconduct of Landlord.

                                   ARTICLE 14
                                    INSURANCE

         14.1 Tenant's Insurance. Tenant, shall at all times during the Lease Term and Early Occupancy Period, and at its own cost and expense, procure and continue in force the following insurance coverage: (i) Commercial General Liability Insurance with a combined single limit for bodily injury and property damage of not less than Three Million Dollars ($3,000,000) per occurrence and Five Million Dollars ($5,000,000) in the annual aggregate, including products liability coverage if applicable, covering the use of the Premises and the performance of Tenant of the indemnity agreements set forth in Article 13 hereof; (ii) a policy of standard fire, extended coverage and special extended coverage insurance (all risks), including a vandalism and malicious mischief endorsement, sprinkler leakage coverage and earthquake sprinkler leakage where sprinklers are provided in an amount equal to the full replacement value new without deduction for depreciation of all fixtures, furniture, and leasehold improvements installed by or at the expense of Tenant; and (iii) insurance on all plate or tempered glass in the Premises for the replacement cost of such glass.

         14.2 Form of Policies. The aforementioned minimum limits of policies shall in no event limit the liability of Tenant hereunder. Such insurance shall name Landlord and such other persons or firms with insurable interests, as Landlord specifies from time to time, as additional insureds with an appropriate endorsement to the policy(s) and shall be with companies having a rating of not less than A-VIII in Best's Insurance Guide. Tenant shall furnish to Landlord, from the insurance companies, or cause the insurance companies to furnish, certificates of coverage. No such policy shall be cancelable or subject to reduction of coverage or other modification or cancellation except after thirty
(30) days prior written notice to Landlord by the insurer. All such policies shall be endorsed to agree that Tenant's policy is primary and that any insurance covered by Landlord is excess and not contributing with any insurance requirement hereunder. Tenant shall, at least fifteen (15) days prior to the expiration of such policies, furnish Landlord with renewals or binders. Tenant agrees that if Tenant does not take out and maintain such insurance or furnish Landlord with renewals or binders, Landlord may (but shall not be required to) procure said insurance on Tenant's behalf and charge Tenant the cost thereof, which amount shall be payable by Tenant upon demand with interest from the date such sums are expended. Additionally, Tenant shall maintain Worker's Compensation required by law and shall provide Landlord with evidence of coverage. Said evidence shall be in the form of a certificate of insurance and shall provide for Landlord to receive thirty (30) days notice of cancellation from the insurer.

         14.3 Landlord's Insurance. Landlord shall, at Landlord's expense, procure and maintain at all times during the Lease Term and Early Occupancy Period, a policy or policies of insurance covering loss or damage to the Building in the amount of the full replacement cost new without deduction for depreciation thereof (exclusive of Tenant's trade fixtures, inventory, personal property and equipment), providing protection against all perils included within the classification of fire and extended coverage, vandalism coverage and malicious mischief, sprinkler leakage, water damage, and special extended coverage on building. Additionally, Landlord may

(but shall not be required to) carry: (i) Bodily Injury and Property Damage Liability Insurance and/or Excess Liability Coverage Insurance; (ii) Earthquake and/or Flood Damage Insurance; or (iii) Rental Income Insurance at its election or if required by its lender from time to time during the term hereof, in such amounts and with such limits as Landlord or its lender may deem appropriate. The costs of all such insurance shall be included in Insurance Costs.

         14.4 Waiver of Subrogation. Both parties release each other and their respective authorized representatives from any claims for damage to any person or the Premises, and to the fixtures, personal property, improvements, and alterations of either Landlord or Tenant, in or on the Premises, Building or Project, that are caused by or result from risks insured against under any insurance policies carried by the parties and in force at the time of any such damage. Any policy or policies of fire, extended or similar casualty insurance which either party obtains in connection with the Premises shall include a clause or endorsement denying the insurer any rights of subrogation against the other party to the extent any rights have been waived by the insured prior to the occurrence of injury of loss.

         14.5 Compliance With Law. Tenant agrees that it will not, at any time, during the Lease Term, carry any stock of goods or do anything in or about the Premises that will in any way tend to increase the insurance rates upon the Building. Tenant agrees to pay Landlord forthwith upon demand the amount of any increase in premiums for insurance against loss by fire that may be charged during the Lease Term on the amount of insurance to be carried by Landlord on the Building resulting from the foregoing, or from Tenant doing any act in or about said Premises that does so increase the insurance rates, whether or not Landlord shall have consented to such act on the part of Tenant. If Tenant installs upon the Premises any electrical equipment which constitutes an overload of electrical lines of the Premises, Tenant shall at its own expense make whatever changes are necessary to comply with requirements of the insurance underwriters and any governmental authority having jurisdiction thereover, but nothing herein contained shall be deemed to constitute Landlord's consent to such overloading. Tenant shall, at its own expense, comply with all requirements of the insurance authority having jurisdiction over the Project necessary for the maintenance of reasonable fire and extended coverage insurance for the Premises, including without limitation thereto, the installation of fire extinguishers or an automatic dry chemical extinguishing system.

                                   ARTICLE 15
                            ASSIGNMENT AND SUBLETTING

         15.1 Prohibition on Assignment. Except as expressly provided in this
Article 15, Tenant shall not and have no power to, either voluntarily or by operation of law, sell, assign, transfer or hypothecate this Lease, or sublet the Premises or any part thereof, or permit the Premises or any part thereof to be occupied by anyone other than Tenant or Tenant's employees without the prior written consent of Landlord, which consent shall not be unreasonably withheld, subject to compliance with this Article 15. If Tenant is a corporation, limited liability company, unincorporated association or partnership, then except as expressly provided in Section 15.1(h) below, the sale, assignment, transfer or hypothecation of any stock, membership or other ownership interest in such corporation, limited liability company, association or partnership in the aggregate in excess of twenty-five percent (25%) shall be deemed a prohibited assignment within the meaning and provisions of this Article 15. Tenant may transfer its interest pursuant to this Lease upon the following express conditions:

                  (a) That the proposed transferee shall be subject to the prior written consent of Landlord, which consent shall not be unreasonably withheld; provided, however, without limiting the generality of the foregoing, it shall be reasonable for Landlord to deny such consent if any of the following are applicable:

                           (i) The use to be made of Premises by the proposed
transferee is (A) not generally consistent with the character and nature of all other tenancies in the Building or Project, (B) a use which conflicts with any so-called "exclusive" then in favor of, or for any use which is the same as that stated in any percentage lease to, another tenant of the Building or Project, or
(C) a use which would be prohibited by any other portion of this Lease (including but not limited to any Rules and Regulations then in effect);

                           (ii) The character, moral stability, reputation and
financial responsibility of the proposed transferee are not reasonably satisfactory to Landlord or in any event not at least equal to those which were possessed by Tenant as of the date of execution of this Lease;


                           (iii) The transferee is either a governmental agency
or instrumentality thereof;

                           (iv) The proposed transfer would cause Landlord to be
in violation of another lease or agreement to which Landlord is a party, or would give an occupant of the Project a right to cancel its lease;

                           (v) The terms of the proposed transfer will allow the
transferee to exercise a right of renewal, right of expansion, right of first offer, or other similar right held by Tenant (or will allow the transferee to occupy space leased by Tenant pursuant to any such right); or

                           (vi) Either the proposed transferee, or any person or
entity which directly or indirectly, controls, is controlled by, or is under common control with, the proposed transferee, (i) occupies space in the Project at the time of the request for consent, (ii) is negotiating with Landlord to lease space in the Project at such time, or (iii) has negotiated with Landlord to lease space in the Project during the twelve (12) month period immediately preceding the request for consent notice from Tenant;

                  (b) That Tenant shall pay Landlord's standard processing fee of Five Hundred Dollars ($500) and reasonable attorneys' fees incurred in connection with the review of the request for consent to the transfer, regardless of whether Landlord consents thereto;

                  (c) That the proposed transferee shall execute an agreement pursuant to which it shall agree to perform faithfully and be bound by all of the terms, covenants, conditions, provisions and agreements of this Lease;

                  (d) That an executed duplicate original of said assignment and assumption agreement or other transfer on Landlord's then standard form, shall be delivered to Landlord within five days after the execution thereof. Such transfer shall not be binding upon Landlord until the delivery thereof to Landlord and the execution and delivery of Landlord's consent thereto. It shall be a condition to Landlord's consent to any subleasing, assignment or other transfer of part or all of Tenant's interest in the Premises (hereinafter referred to as a "Transfer") that (i) Tenant shall be required to pay Landlord's standard processing fee referenced in subsection (b) above and reasonable attorneys' fees and other costs incurred in connection with the review and execution thereof; (ii) upon Landlord's consent to any Transfer, Tenant shall pay and continue to pay as Additional Rent over the term of the sublease or assignment to Landlord fifty percent (50%) of the amount by which (A) the rent or other sums paid to Tenant as a result of such assignment or subletting less the amortized cost of any leasehold improvements constructed for such transferee and brokerage fees incurred by Tenant in connection with the Transfer amortized over the term of the sublease or assignment exceed (B) the total sums which Tenant is obligated to pay Landlord under this Lease (prorated to reflect obligations allocable to that portion of the Premises subject to such Transfer);
(iii) any sublessee of part or all of Tenant's interest in the Premises shall agree that in the event Landlord gives such sublessee notice that Tenant is in default under this Lease and that so long as such default continues, such sublessee shall thereafter make all sublease or other payments directly to Landlord, which will be received by Landlord without any liability whether to honor the sublease or otherwise (except to credit such payments against sums due under this Lease), and any sublessee shall agree to attorn to Landlord or its successors and assigns at their request should this Lease be terminated for any reason, except that in no event shall Landlord or its successors or assigns be obligated to accept such attornment; (iv) any such Transfer and consent shall be effected on forms, supplied or approved by Landlord and/or its legal counsel;
(v) Landlord may require that Tenant not then be in default hereunder in any respect; and (vi) Tenant or the proposed subtenant or assignee shall agree to pay Landlord, upon demand, as additional rent, a sum equal to the additional costs, if any, incurred by Landlord for maintenance and repair as a result of any change in the nature of occupancy caused by such subletting or assignment. If Landlord consents to a requested assignment or sublease, Tenant hereby agrees that (i) it shall thereupon be deemed, automatically and irrevocably to have assigned to Landlord as additional security for the performance and observance of Tenant's obligations and covenants under this Lease, all rent or other sums received or to be received by Tenant in connection therewith and (ii) Landlord as assignee may collect such rent or other sums and apply the same toward Tenant's obligations under this Lease. Notwithstanding the foregoing, Tenant shall have the right to collect such rent and other sums unless and until Tenant commits any act of default hereunder. Tenant hereby agrees and acknowledges that the above conditions imposed upon the granting of Landlord's consent to any proposed Transfer by Tenant are reasonable. In lieu of giving such consent, Landlord may, at Landlord's option, elect to terminate this Lease and release Tenant from any prospective liability under the Lease as to the portion of the Premises to be sublet or assigned as of the proposed effective date of any proposed assignment or subletting. Any sale assignment, hypothecation, transfer or subletting of this Lease which is not in compliance with the provisions of this Article 15 shall be void and shall, at the option of Landlord, terminate this Lease. In no event shall the consent by Landlord to an assignment or subletting be construed as relieving Tenant, any assignee, or sublessee from obtaining the express written consent of Landlord to any further assignment or subletting or as releasing Tenant from any liability or obligation hereunder whether or not then accrued and Tenant shall continue to be fully liable therefor. No collection or acceptance of rent by Landlord from any person other than Tenant shall be deemed a waiver of any provision of this Article 15 or the acceptance of any assignee or subtenant hereunder, or a release of Tenant (or of any successor of Tenant or any subtenant holding theretofore or thereafter accruing);

                  (e) Tenant shall not enter into any sublease or assignment in which any of the following is applicable:

                           (i) The determination of the amount of rent is
expressed in whole or in part as a percentage of the income or profits derived by the tenant or subtenant or assignee from the space leased (other than an amount based on a fixed percentage or percentages of gross receipts or gross sales);

                           (ii) More than ten percent (10%) of rent is expressly
attributable to personal property, determined at the time the personal property is placed in service and by reference to relative fair market values of the personal and other property of the tenant, subtenant or assignee (and not by reference to any allocation contained in the sublease or assignment documents); or

                           (iii) Services are expressly required to be rendered
to a tenant or occupant unrelated to subTenant's or assignee's use of the space and primarily for its convenience and which are other than those usually or customarily rendered in connection with the rental of space for occupancy only;

                  (f) In any sublease or assignment in which the amount of rent is determined in whole or in part by reference to the gross sales or receipts of the subtenant or assignee such sublease or assignment shall contain a provision which prohibits subleasing or assigning or if subleasing or assigning is permitted it shall prohibit the tenant or any successor in interest from subleasing all or any portion of its leasehold interest for an amount of rent determined in whole or in part from the income or profits derived by any person from such interest (other than an amount based in a fixed percentage or percentages of receipts or sales).

                  (g) Notwithstanding anything contained in this Article 15, so long as no default by Tenant then exists under this Lease, and Health Management Systems, Inc. or a Permitted Transferee is the Tenant under the Lease, Tenant shall have the right to sublet or assign a portion of the Premises to a wholly-owned subsidiary or affiliate of Health Care Microsystems, Inc. without the prior written consent of Landlord but otherwise subject to all of the terms of this Article 15 except as set forth below; provided, however, that such sublease or assignment shall not be effective until Tenant has given Landlord at least thirty (30) days written notice of such sublease or assignment, identified the subtenant or assignee, and delivered to Landlord an executed copy of such sublease or assignment (which shall include an undertaking by the affiliate to assume, perform and be bound by all of the obligations of Tenant under the Lease) and such financial information with respect to the subtenant or assignee as Landlord may reasonably request. In no event shall such assignment or subletting release Tenant from any liability under this Lease. Landlord shall not have any right to recapture with respect to the portion of the Premises subject to such sublease or assignment or to any "bonus rent" payable to Landlord pursuant to Section 15.1(d)(ii). As used herein, an "affiliate" shall mean any entity controlling, controlled by or under common control with Health Care Microsystems, Inc. The rights granted hereunder may only be transferred or assigned to a Permitted Transferee of Health Management Systems, Inc. (as defined in Section 15.1(h) below). Any additional subletting or assignment by the affiliate permitted hereunder shall be subject to all of the terms and conditions of this Article 15.

                  (h) Notwithstanding anything contained in this Article 15, so long as no default by Tenant then exists under this Lease, a transfer by Health Management Systems, Inc. of all of the stock of Health Care Microsystems, Inc. either by sale or through merger to or with a person or entity having a net worth of not less than the net worth of Health Management Systems, Inc. at the end of 1995, or a transfer of all or substantially all of the stock, membership interest or assets or a merger of Health Management Systems, Inc. to or with a person or entity having a net worth of not less than the net worth of Health Management Systems, Inc. at the end of 1995 shall not be deemed an assignment requiring the prior written consent of Landlord hereunder, but shall otherwise be subject to compliance with the following conditions: Tenant shall give Landlord at least thirty (30) days written notice of such transfer identifying the person or entity acquiring the stock of Health Care Microsystems, Inc. by sale or through merger or the transferee of the stock, membership interest, or assets of Health Management Systems, Inc. or the surviving corporation from a merger with Health Management Systems, Inc., provide Landlord with such financial information as Landlord may reasonably require to verify that the transferee or surviving corporation satisfies the net worth requirements set forth above, and in the case of the transfer of the stock of Health Care Microsystems, Inc. by sale or through merger or a transfer of all or substantially all of the assets or a merger of Health Management Systems, Inc., the transferee or surviving corporation shall execute and deliver to Landlord an assumption of all of the Tenant's obligations under the Lease. A transferee meeting all of the requirements of this Section 15.1(h) shall hereafter be referred to as a "Permitted Transferee." Notwithstanding the transfer of all of the stock of Health Care Microsystems, Inc. by sale or through merger or the transfer or all or substantially all of the stock, membership interest or assets or the merger of Health Management Systems, Inc. to or with a Permitted Transferee, all of the terms and conditions of this Lease shall remain in full force and effect. If the transfer to a Permitted Transferee occurs during the first five (5) years of the Lease term, Health Management Systems, Inc. shall remain fully liable for all of the obligations of the Tenant under the Lease until the expiration of the fifth year of the term of the Lease, whereupon Health Management Systems, Inc. shall be released from any prospective liability under this Lease from and after the expiration of the fifth year of the Lease term, so long as no default by Tenant exists at the expiration of the fifth year of the Lease term.. If a transfer to a Permitted Transferee occurs after the fifth year of the term of the Lease, Health Management Systems, Inc. shall be released upon the Permitted Transferee's assumption of the Tenant's obligations under the Lease and so long as no default by Tenant exists at the time of the transfer. If the stock of Health Care Microsystems, Inc. is transferred to a Permitted Transferee by sale of through merger, or the stock, membership interest, or assets of Health Management Systems, Inc. is transferred to a Permitted Transferee or Health Management Systems, Inc. is merged with a Permitted Transferee, the Permitted Transferee shall become a tenant under the lease with Health Care Microsystems, Inc..

                                   ARTICLE 16
                              DAMAGE OR DESTRUCTION

         If the Project is damaged by fire or other insured casualty and the insurance proceeds have been made available therefor by the holder or holders of any mortgages or deeds of trust covering the Premises or the Project, the damage shall be repaired by and at the expense of the Landlord to the condition that existed prior to said casualty to the extent such insurance proceeds are available therefor and provided such repairs can, in Landlord's opinion, be made within ninety (90) days after the occurrence of the damage without the payment of overtime or other premiums. Until such repairs are completed, rent shall be abated in proportion to the part of the Premises which is unusable by Tenant in the conduct of its business (but there shall be no abatement of rent by reason of any portion of the Premises being unusable for a period equal to one (1) day or less). If the damage is due to the fault or neglect of Tenant or its employees, agents or visitors, there shall be no abatement of rent. If repairs cannot, in Landlord's opinion, be made within ninety (90) days after the occurrence of the damage, Landlord may, at its option, make them within a reasonable time and in such event this Lease shall continue in effect and the rent shall be abated in the manner provided in this Article 16. Landlord's election to make such repairs must be evidenced by written notice to Tenant within thirty (30) days after the learning of the occurrence of the damage. If Landlord does not so elect within such thirty (30) day period to make such repairs which cannot be made within said ninety (90) days, then either party may, by written notice to the other, cancel this Lease as the date of the occurrence of such damage. A total destruction of the Project shall automatically terminate this Lease. Except as provided in this Article, there shall be no abatement of rent and no liability of Landlord by reason of any injury to or interference with Tenant's business or property arising from such damage or destruction or the making of any repairs, alterations or improvements in or to any portion of the Project or the Premises or in or to fixtures, appurtenances and equipment therein. Tenant understands that Landlord will not carry insurance of any kind to Tenant's furniture, furnishings, fixtures or equipment, and that Landlord shall not be obligated to repair any damage thereto or replace the same. With respect to any damage which Landlord is obligated to repair or elects to repair, Tenant, as a material inducement to Landlord entering into this Lease, irrevocably waives and releases its rights under the provisions of Sections 1932(2) and 1933(4) of the California Civil Code.

                                   ARTICLE 17
                                  SUBORDINATION

         The Property and the Project are currently not subject to any ground or underlying lease, mortgage or deed of trust. Landlord shall have the right to cause this Lease to be and become and remain subject and subordinate to any and all ground or underlying leases, mortgages or deeds of trust which may hereafter be executed covering the Premises, the Project or the Property or any renewals, modifications, consolidations, replacements or extensions thereof, for the full amount of all advances made or to be made thereunder and without regard to the time or character of such advances, together with interest thereon and subject to all the terms and provisions thereof, provided, however, that Landlord obtains from the lender or other party in question a written undertaking in favor of Tenant to the effect that such lender or other party will not disturb Tenant's right of possession under this Lease if Tenant is not then or thereafter in breach of any covenant or provision of this Lease; and Tenant agrees, within ten (10) business days after Landlord's written request therefor, to execute, acknowledge and deliver upon request any and all documents or instruments requested by Landlord or necessary or proper to assure the subordination of this Lease to any such mortgages, deed of trust, or leasehold estates. In the event of any foreclosure sale, transfer in lieu of foreclosure or termination of the lease in which Landlord is lessee, Tenant shall attorn to the purchaser, transferee or lessor as the case may be, and recognize that party as Landlord under this Lease, provided such party acquires and accepts the Premises subject to the terms and conditions of this Lease. Tenant waives the protection of any statute or rule of law which gives or purports to give Tenant any right to terminate this Lease or surrender possession of the Premises upon the transfer of Landlord's interest.

                                   ARTICLE 18
                                 EMINENT DOMAIN

         If the whole of the Premises or so much thereof as to render the balance commercially unusable by Tenant shall be taken under power of eminent domain, or is sold, transferred or conveyed in lieu thereof, this Lease shall automatically terminate as of the date of such condemnation, or as of the date possession is taken by the condemning authority, at Landlord's option. No award for any partial or entire taking shall be apportioned, and Tenant hereby assigns to Landlord any award which may be made in such taking or condemnation, together with any and all rights of Tenant now or hereafter arising in or to the same or any part thereof; provided, however, that nothing contained herein shall be deemed to give Landlord any interest in or to require Tenant to assign to Landlord any award made to Tenant for the taking of personal property and fixtures belonging to Tenant and removable by Tenant at the expiration of the term hereof as provided hereunder or for the interruption of, or damage to, Tenant's business. In the event of a partial taking, or a sale, transfer or conveyance in lieu thereof, which does not result in a termination of this Lease, the rent shall be apportioned according to the ratio that the part of the Premises remaining useable by Tenant bears to the total area of the Premises.

                                   ARTICLE 19
                                     DEFAULT

         19.1 Events of Default. Each of the following acts or omissions of Tenant or of any guarantor of Tenant's performance hereunder, or occurrences, shall constitute an "Event of Default";

                  (a) Failure or refusal to pay Basic Rental, Additional Rent [Article 3] or any other amount provided hereunder within five (5) calendar days after the same becomes due or payable hereunder; said five (5) day period shall be in lieu of, and not in addition to, the notice requirements pertaining to the unlawful detainer statutes (i.e. C.C.P. sections 1161, 1161.1(a)-(e));

                  (b) Failure to perform or observe any other covenant or condition of this Lease to be performed or observed within thirty (30) days following written notice to Tenant of such failure. Such thirty (30) day notice shall also constitute any notice required under Section 1161 of the California Code of Civil Procedure;

                  (c) Abandonment or vacating or failure to accept tender of possession of the Premises or any significant portion thereof;

                  (d) The taking in execution or by similar process or law (other than by eminent domain) of the estate hereby created;

                  (e) To the extent permitted by law, the filing by Tenant or any guarantor hereunder in any court pursuant to any statute of a petition in bankruptcy or insolvency or for reorganization or arrangement of for the appointment of a receiver of all or a portion of Tenant's property; the filing against Tenant or any guarantor hereunder of any such petition, or the commencement of a proceeding for the appointment of a trustee, receiver or liquidator for Tenant, or for any guarantor hereunder, or of any of the property of either, or a proceeding by any governmental authority for the dissolution or liquidation of Tenant or any guarantor hereunder, if such proceeding shall not be dismissed or trusteeship discontinued within sixty (60) days after commencement of such proceeding or the appointment of such trustee or receiver; or the making by Tenant or any guarantor hereunder of an assignment for the benefit of creditors. Tenant hereby stipulates to the lifting of the automatic stay in effect and relief from such stay for Landlord in the event Tenant files a petition under the United States Bankruptcy laws, for the purpose of Landlord pursuing its rights and remedies against Tenant and/or a guarantor of this Lease; and

                  (f) Tenant's failure to cause to be released or bonded and removed any mechanics liens filed against the Premises or the Project within twenty (20) days after the date the same shall have been filed or recorded.

                                   ARTICLE 20
                                    REMEDIES

         20.1 Remedies for Default. In the event of a breach of or default under this Lease as provided in Article 19 hereof, Landlord may exercise all of its remedies as may be permitted by law, including but not limited to the remedy provided by Section 1951.4 of the California Civil Code, and including, terminating this Lease, reentering the Premises and removing all persons and property therefrom, which property may be stored by Landlord at a warehouse or elsewhere at the risk, expense and for the account of Tenant. If Landlord elects to terminate this Lease, Landlord shall be entitled to recover from Tenant the aggregate of all amounts permitted by law, including but not limited to, the cost of recovering the Premises and including (i) the worth at the time of award of the unpaid rent which had been earned at the time of termination; (ii) the worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; (iii) the worth at the time of the award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided; and (iv) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which in the ordinary course of events would be likely to result therefrom. The "worth at the time of award" of the amounts referred to in (i) and (ii) above is computed by allowing interest at the rate of ten percent (10%) per annum. The "worth at the time of award" of the amount referred to in (iii) above shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%). Further, Tenant shall be liable for the unamortized portion of the leasing commissions paid by or owing by Landlord arising from this Lease and any extensions thereof.

         20.2 Effect on Indemnity Obligation. Nothing in this Article 20 shall be deemed to affect Landlord's right to indemnification for liability or liabilities arising prior to the termination of this Lease for personal injuries or property damage under the indemnification clause or clauses contained in this Lease.

         20.3 Maintenance of Lease in Effect. Notwithstanding anything to the contrary set forth herein, Landlord's re-entry to perform acts of maintenance or preservation of or in connection with efforts to relet the Premises or any portion thereof, or the appointment of a receiver upon Landlord's initiative to protect Landlord's interest under this Lease shall not terminate Tenant's right to possession of the Premises or any portion thereof and, until Landlord does elect to terminate this Lease, this Lease shall continue in full force and effect and Landlord shall enforce all of Landlord's rights and remedies hereunder including, without limitation, the right to recover from Tenant as it becomes due hereunder all Basic Rental, Additional Rent and other charges required to be paid by Tenant under the terms hereof.

         20.4 Cumulative Remedies. All rights, powers and remedies of Landlord hereunder and under any other agreement now or hereafter in force between Landlord and Tenant shall be cumulative and not alternative and shall be in addition to all rights, powers and remedies given to Landlord by law, and the exercise of one or more rights or remedies shall not impair Landlord's right to exercise any other right or remedy.

         20.5 Interest; Late Charge. Any amount due from Tenant to Landlord hereunder which is not paid within thirty (30) days of when due shall bear interest at the lower of 18% per annum or the maximum lawful rate of interest from the due date until paid, unless otherwise specifically provided herein, but the payment of such interest shall not excuse or cure any default by Tenant under this Lease. In addition to such interest: (a) if Basic Rental is not paid within ten (10) days after the same is due, a late charge equal to 1 1/2% of the amount overdue or $100, whichever is greater, shall be assessed and shall accrue for each calendar month or part thereof until such rental, including the late charge, is paid in full, which late charge Tenant hereby agrees is a reasonable estimate of the damages Landlord shall suffer as a result of Tenant's late payment and

(b) an additional charge of $25 shall be assessed for any check given to Landlord by or on behalf of Tenant which is not honored by the drawee thereof; which damages include Landlord's additional administrative and other costs associated with such late payment and unsatisfied checks and the parties agree that it would be impracticable or extremely difficult to fix Landlord's actual damage in such event. Such charges for interest and late payments and unsatisfied checks are separate and cumulative and are in addition to and shall not diminish or represent a substitute for any or all of Landlord's rights or remedies under any other provision of this Lease.

         20.6 Additional Damages. Tenant shall be liable for any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease, or which in the ordinary cause of things would be likely to result therefrom.

                                   ARTICLE 21
                         TRANSFER OF LANDLORD'S INTEREST

         Landlord shall have the right to transfer and assign, in whole or in part, all of its rights and obligations hereunder and in the Project and other property referred to herein, and in such event and upon such transfer (any such transferee to have the benefit of, and be subject to, the rights and obligations of Landlord hereunder), Landlord shall be released from any further obligations hereunder and Tenant agrees to look solely to such successor-in-interest of Landlord for the performance of such obligations.

                                   ARTICLE 22
                                     BROKER

         Each party represents and warrants to the other party that it has not had dealings in any manner with any real estate broker, finder or other person with respect to the Premises and the negotiation and execution of this Lease except CB Commercial Real Estate Group, Inc. Except as to commissions and fees to be paid as provided in this Article 22, Tenant shall indemnify, defend, and hold harmless Landlord from all damage, loss, liability and expense (including reasonable attorneys' fees and related costs) arising out of or resulting from any claims for commissions or fees that may or have been asserted against Landlord by any broker, finder or other person with whom Tenant has or purportedly has dealt with in connection with the Premises and the negotiation and execution of this Lease. Landlord shall pay broker leasing commissions to CB Commercial Real Estate Group, Inc. in connection with the negotiation and execution of this Lease pursuant to a separate agreement. Landlord and Tenant agree that Landlord shall not be obligated to pay any broker leasing commissions, consulting fees, finder fees or any other fees or commissions arising out of or relating to any extended term of this Lease or to any expansion or relocation of the Premises at any time.

                                   ARTICLE 23
                                     PARKING

         Tenant shall be entitled to use the number of parking spaces set forth in Article 1.9 of the Basic Lease Provisions ("Permitted Parking Spaces"). Tenant's use of the Permitted Parking Spaces shall be free of charge during the initial ten (10) year Lease Term ("Initial Term"). If Tenant exercises the Option pursuant to Article 31.1, Landlord's prevailing monthly charge for parking during the Option Term shall be added to the Prevailing Market Rental determined in accordance with Article 31.1. Tenant has informed Landlord that all of Tenant's employees will not be working in the Premises on a daily basis and that therefore some of the Permitted Parking Spaces would not be used if Landlord issued only one parking pass per parking space. Tenant has requested that Landlord issue an unlimited number of parking passes so that Tenant's employees may use parking spaces on days when the regular user of such space is absent. Landlord agrees to issue an unlimited number of parking passes to accommodate Tenant's needs; provided, however, that Tenant's use of parking spaces without charge during the Initial Term shall be limited to the Permitted Parking Spaces. If Tenant uses more than the number of Permitted Parking Spaces, Tenant shall pay Landlord's standard monthly charge for use of such additional parking spaces on a monthly basis within ten (10) days after the date of Landlord's invoice therefore. Notwithstanding the foregoing, Landlord reserves the right to monitor Tenant's use of the parking passes and to reduce the number of parking passes made available to Tenant to the number of Permitted Parking Spaces if Tenant fails to pay the monthly parking charges for any parking spaces used in excess of the Permitted Parking Spaces or if Landlord requires such additional spaces for the use by other tenants. Parking shall be available upon the terms and conditions (other than charges for parking passes) established from time to time by Landlord or Landlord's operator of such parking facilities. Tenant shall be entitled to receive one hundred fifty (150) hours of parking validations free of charge each month during the initial Lease Term for Tenant's visitor parking and a discount of fifty percent (50%) off the then current charges for parking validations for visitor parking in excess of said one hundred fifty (150) hours. All visitor parking shall be in parking areas designated by Landlord upon terms and conditions to be established from time to time by Landlord or Landlord's operator of such parking facilities.

                                   ARTICLE 24
                                     WAIVER

         No waiver by Landlord of any provision of this Lease shall be deemed to be a waiver of any other provision hereof or of any subsequent breach by Tenant of the same or any other provision. No provision of this Lease may be waived, except by an instrument in writing executed by the waiving party. Landlord's consent to or approval of any act by Tenant requiring Landlord's consent or approval shall not be deemed to render unnecessary the obtaining of Landlord's consent to or approval of any subsequent act of Tenant, whether or not similar to the act so consented to or approved. No act or thing done by Landlord or Landlord's agents during the term of this Lease shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept such surrender shall be valid unless in writing and signed by Landlord. Any payment by Tenant or receipt by Landlord of an amount less than the total amount then due hereunder shall be deemed to be in partial payment only thereof and not a waiver of the balance due or an accord and satisfaction, notwithstanding any statement or endorsement to the contrary on any check or any other instrument delivered concurrently therewith or in reference thereto. Accordingly Landlord may accept any such amount and negotiate any such check without prejudice to Landlord's right to recover all balances due and owing and to pursue its other rights against Tenant under this Lease, regardless of whether Landlord makes any notation on such instrument of payment or otherwise notifies Tenant that such acceptance or negotiation is without prejudice to Landlord's rights.

                                   ARTICLE 25
                              ESTOPPEL CERTIFICATE

         Tenant shall, at any time and from time to time, upon not less than ten
(10) business days' from the date of receipt from Landlord, execute, acknowledge and deliver to Landlord a statement in writing certifying the following information (but not limited to the following information in the event further information is requested by Landlord): (i) that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease, as modified, is in full force and effect); (ii) the dates to which the rental and other charges are paid in advance, if any;
(iii) the amount of Tenant's security deposit, if any; (iv) acknowledging that there are not, to Tenant's knowledge, any uncured defaults on the part of Landlord hereunder, and no events or conditions then in existence which, with the passage of time or notice or both, would constitute a default on the part of Landlord hereunder, or specifying such defaults, events or conditions, if any are claimed; and (v) such other statements regarding the Lease as may be reasonably requested by Landlord. It is expressly understood and agreed that any such statement may be relied upon by any prospective purchaser or encumbrancer of all or any portion of the real property. Tenant's failure upon Landlord's reasonable request to deliver such statement within such time shall, at the option of Landlord, constitute a default under this Lease. Furthermore, Tenant's failure to deliver such statement within such time shall constitute an admission by Tenant that all statements contained therein are true and correct. Tenant agrees to execute all documents required in accordance with this Article 25 within ten (10) business days after the date of receipt of said documents and the failure to execute such documents within ten (10) business days shall entitle Landlord to execute such documents on behalf of Tenant as Tenant's attorney-in-fact. Tenant does hereby make, constitute and irrevocably appoint Landlord as Tenant's attorney-in-fact and in Tenant's name, place and stead to execute such documents pursuant to this Article.

                                   ARTICLE 26
                              LIABILITY OF LANDLORD

         The liability of Landlord, any agent of Landlord, or any of their respective officers, directors, shareholders or employees to Tenant for or in respect of any default by Landlord under the terms of this Lease or in respect of any other claim or cause of action shall be limited to the interest of Landlord in the Project, and Tenant agrees to look solely to Landlord's interest in the Project for the recovery and satisfaction of any judgment against Landlord, any agent of Landlord, or any of their respective officers, directors, shareholders and employees.

                                   ARTICLE 27
                              INABILITY TO PERFORM

         This Lease and the obligations of Tenant hereunder shall not be affected or impaired because Landlord is unable to fulfill any of its obligations hereunder or is delayed in doing so, if such inability or delay is caused by reason of unavailability of materials, strike or other labor troubles or any other cause previously or at such time beyond the reasonable control of anticipation of Landlord.

                                   ARTICLE 28
                               HAZARDOUS MATERIALS

         28.1 Environmental Law Compliance. During the term of this Lease, Tenant shall comply with all Environmental Laws and Environmental Permits (each as defined in Article 28.4 hereof) applicable to the operation or use of the Premises, will cause all other persons occupying or using the Premises to comply with all such Environmental Laws and Environmental Permits, and will immediately pay or cause to be paid all costs and expenses incurred by reason of such compliance.

         28.2 Prohibition. Tenant shall not generate, use, treat, store, handle, release or dispose of, or permit the generation, use, treatment, storage, handling, release or disposal of Hazardous Materials (as defined in Article 28.4 hereof) on the Premises, or the Project, or transport or permit the transportation of Hazardous Materials to or from the Premises or the Project except for limited quantities used or stored at the Premises and required in connection with the routine operation and maintenance of the Premises, and then only upon the written consent of Landlord and in compliance with all applicable Environmental Laws and Environmental Permits.

         28.3 Indemnity. Tenant agrees to defend, indemnify and hold harmless Landlord from and against all obligations (including removal and remedial actions), losses, claims, suits, judgments, liabilities, penalties, damages (including consequential and punitive damages), costs and expenses (including attorneys' and consultants' fees and expenses) of any kind or nature whatsoever that may at any time be incurred by, imposed on or asserted against Landlord directly or indirectly based on, or arising or resulting from (a) the actual or alleged presence of Hazardous Materials on the Project which is caused or permitted by Tenant and (b) any Environmental Claim relating in any way to Tenant's operation or use of the Premises (the "Hazardous Materials Indemnified Matters"). The provisions of this Article 28.3 shall survive the expiration or sooner termination of this lease.

         28.4 Definitions. As used herein, the following terms shall have the following meanings: "Hazardous Materials" means (i) petroleum or petroleum products, natural or synthetic gas, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, and radon gas; (ii) any substances defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous wastes," "restricted hazardous wastes," "toxic substances," "toxic pollutants," "contaminants" or "pollutants," or words of similar import, under any applicable Environmental Law; and (iii) any other substance exposure to which is regulated by any governmental authority. "Environmental Law" means any federal, state or local statute, law, rule, regulation, ordinance, code, policy or rule of common law now or hereafter in effect and in each case as amended, and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to the environment, health, safety or Hazardous Materials, including without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980,

42 U.S.C. sections 9601 et seq.; the Resource Conservation and Recovery Act, 42 U.S.C. sections 6901 et seq.; the Hazardous Materials Transportation Act, 49 U.S.C. sections 1801 et seq.; the Clean Water Act, 33 U.S.C. sections 1251 et seq.; the Toxic Substances Control Act, 15 U.S.C. sections 2601 et seq.; the Clean Air Act, 42 U.S.C. sections 7401 et seq.; the Safe Drinking Water Act, 42 U.S.C. sections 300f et seq.; the Atomic Energy Act, 42 U.S.C. sections 2011 et seq.; the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. sections 136 et seq.; the Occupational Safety and Health Act, 29 U.S.C. sections 651 et seq. "Environmental Claims" means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of non-compliance or violation, investigations, proceedings, consent orders or consent agreements relating in any way to any Environmental Law or any Environmental Permit, including without limitation (i) any and all Environmental Claims by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental law and (ii) any and all Environmental Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the environment. "Environmental Permits" means all permits, approvals, identification numbers, licenses and other authorizations required under any applicable Environmental Law.

                                   ARTICLE 29
                   SURRENDER OF PREMISES; REMOVAL OF PROPERTY

         29.1 No Merger. The voluntary or other surrender of this Lease by Tenant to Landlord, or a mutual termination hereof, shall not work a merger, and shall at the option of Landlord, operate as an assignment to it of any or all subleases or subtenancies affecting the Premises.

         29.2 Surrender. Upon the expiration of the Lease Term, or upon any earlier termination of this Lease, Tenant shall quit and surrender possession of the Premises to Landlord in as good order and condition as the same are now and hereafter may be improved by Landlord or Tenant, reasonable wear and tear and repairs which are Landlord's obligation excepted, and shall, without expense to Landlord, remove or cause to be removed from the Premises all debris and rubbish, all furniture, equipment, business and trade fixtures, free-standing cabinet work, moveable partitioning and other articles of personal property owned by Tenant or installed or placed by Tenant at its own expense in the Premises, and all similar articles of any other persons claiming under Tenant unless Landlord exercises its option to have any subleases or subtenancies assigned to it, and Tenant shall repair all damage to the Premises resulting from the installation and removal of such items to be removed and restore such areas to the condition that existed prior to the installation thereof in accordance with all applicable laws, statutes, building codes and regulations in effect as of the date of such repair and restoration.

         29.3 Disposition of Personal Property. Whenever Landlord shall reenter the Premises as provided in Article 12 hereof, or as otherwise provided in this Lease, any property of Tenant not removed by Tenant upon the expiration of the Lease Term (or within forty-eight (48) hours after a termination by reason of Tenant's default), as provided in this Lease, shall be considered abandoned and Landlord may remove any or all of such items and dispose of the same in any manner or store the same in a public warehouse or elsewhere for the account and at the expense and risk of Tenant, and if Tenant shall fail to pay the cost of storing any such property after it has been stored for a period of ninety (90) days or more, Landlord may sell any or all of such property at public or private sale, in such manner and at such times and places as Landlord, in its sole discretion, may deem proper, without notice or to demand upon Tenant, for the payment of all or any part of such charges or the removal of any such property, and shall apply the proceeds of such sale: first, to the cost and expense of such sale, including reasonable attorneys' fees for services rendered; second, to the payment of the cost of or charges for storing any such property; third, to the payment of any other sums of money which may then or thereafter be due to Landlord from Tenant under any of the terms hereof; and fourth, the balance, if any, to Tenant.

         29.4 Removal of Alterations. All fixtures, equipment, alterations, additions, improvements and/or appurtenances attached to or built into the Premises prior to or during the Early Occupancy Period and Lease Term, whether by Landlord or Tenant and whether at the expense of Landlord or Tenant, or of both, shall be and remain part of the Premises and shall not be removed by Tenant at the end of the Lease Term except to the extent otherwise expressly provided for in Article 29.2 hereof or unless such removal is required by Landlord pursuant to the provisions of Article 9 above. Such fixtures, equipment, alterations, additions, improvements and/or appurtenances shall include but not be limited to: all floor coverings, drapes, paneling, built-in cabinetry, molding, doors, vaults (including vault doors), plumbing systems, electrical systems, lighting systems, silencing equipment, built-in portions of communication systems, all fixtures and outlets for the systems mentioned above and for all telephone, radio, telegraph and television purposes, and any special flooring or ceiling installations.

         29.5 Notice of Surrender. Tenant shall, at least ninety (90) days before the last day of the Lease Term, give to Landlord a written notice of intention to surrender the Premises on that date, but Tenant's failure to give such notice shall not be construed as an extension of the Lease Term or as consent of Landlord to any holding over by Tenant.

                                   ARTICLE 30
                                  MISCELLANEOUS

         30.1 Severability; Entire Agreement. Any provision of this Lease which shall prove to be invalid, void, or illegal shall in no way affect, impair or invalidate any other provision hereof and any such other provisions shall remain in full force and effect. Except for that certain Confidentiality Agreement dated September 19, 1996, executed by Landlord and Tenant, this Lease and the Exhibits constitute the entire agreement between the parties hereto with respect to the subject matter hereof, and no prior agreement or understanding pertaining to any such matter shall be effective for any purpose. No provision of this Lease may be amended or supplemented except by an agreement in writing signed by the parties hereto or their successor in interest. This Lease shall be governed by and construed in accordance with the laws of the State of California.

         30.2     Attorneys' Fees.

                  (a) If Tenant or Landlord shall bring any action for any relief against the other, declaratory or otherwise, arising out of or under this Lease, including any suit by Landlord for the recovery of rent or possession of the Premises, the losing party shall pay the successful party a reasonable sum for attorneys' fees in such suit and such attorneys' fees shall be deemed to have accrued on the commencement of such action and shall be paid whether or not such action is prosecuted to judgment.

                  (b) Reasonable attorneys' fees shall include fees for services rendered prior to the commencement of any such action or litigation and, when legal services are rendered by an attorney at law who is an employee of a party, shall be determined as to amount, including overhead, by consideration of the same factors, including but not limited by, the importance of the matter, time applied, difficulty and results, as are considered when an attorney not in the employ of a party is engaged to render such service.

         30.3 Time of Essence. Time is of the essence with respect to the performance of every provision of this Lease and the strict performance of each shall be a condition precedent to Tenant's right to remain in possession of the Premises or to have this Lease continue in effect.

         30.4 Headings. The article headings contained in this Lease are for convenience only and do not in any way limit or amplify any term or provision hereof. The terms "Landlord" and "Tenant" as used herein shall include the plural as well as the singular, the neuter shall include the masculine and feminine genders and the obligations herein imposed upon Tenant shall be joint and several as to each of the persons, firms or corporations of which Tenant may be composed.

         30.5 Reserved Area. Tenant hereby acknowledges and agrees that the exterior walls of the Premises and the area between the finished ceiling of the Premises and the slab of the floor of the Building thereabove have not been demised hereby and the use thereof together with the right to install, maintain, use, repair and replace pipes, ducts, conduits and wires leading through, under or above the Premises in locations which will not materially interfere with Tenant's use of the Premises and serving other parts of the Project are hereby excepted and reserved unto Landlord.

         30.6 No Option. The submission of this Lease by Landlord, its agent or representative for examination or execution by Tenant does not constitute an option or offer to lease the Premises upon the terms and conditions contained herein or a reservation of the Premises in favor of Tenant, it being intended hereby that this Lease shall only become effective upon the execution hereof by Landlord and delivery of a fully executed counterpart hereof to Tenant.

         30.7 Use of Project Name; Improvements. Tenant shall not be allowed to use the name, picture or representation of the Project, or words to that effect, in connection with any business carried on in the Premises or otherwise (except as Tenant's address) without the prior written consent of Landlord. In the event that Landlord undertakes any additional improvements on the real property including but not limited to new construction or renovation or additions to the existing improvements, Landlord shall not be liable to Tenant for any noise, dust, vibration or interference with access to the Premises or disruption in Tenant's business caused thereby and rental hereunder shall under no circumstances be abated; provided, however, Landlord shall use reasonable efforts to minimize any such disruption during regular business hours, except in an emergency. Landlord shall use diligent efforts to give Tenant at least five
(5) days notice of any major construction that will take place near the Premises or interfere with access to the Premises.

         30.8 Rules and Regulations. Tenant shall observe faithfully and comply strictly with the Rules and Regulations attached to this Lease and made a part hereof, and such other Rules and Regulations as Landlord may from time to time reasonably adopt for the safety, care and cleanliness of the Project, the facilities thereof, or the preservation of good order therein. Landlord shall not be liable to Tenant for violation of any such Rules and Regulations, or for the breach of any covenant or condition in any lease by any other tenant in the Project. A waiver by Landlord of any Rule or Regulation for any other tenant shall not constitute nor be deemed a waiver of the Rule or Regulation for this Tenant. Landlord shall equally enforce the Rules and Regulations in accordance with each Tenant's lease.

         30.9 Quiet Possession. Upon Tenant's paying the Basic Rental, Additional Rent and other sums provided hereunder and observing and performing all of the covenants, conditions and provisions on Tenant's part to be observed and performed hereunder, Tenant shall have quiet possession of the Premises for the entire Lease Term, subject to all of the provisions of this Lease.

         30.10 Rent. All payments required to be made hereunder shall be deemed to be rent, whether or not described as such.

         30.11 [Intentionally Omitted].

         30.12 Successors and Assigns. Subject to the provisions of Article 15 hereof, all of the covenants, conditions and provisions of this Lease shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns.

         30.13 Notices. Any notice required or permitted to be given hereunder shall be in writing and may be given by personal service evidenced by a signed receipt or sent by registered or certified mail, return receipt requested, addressed to Tenant at the addresses set forth below or to Landlord at the address of the place from time to time established for the payment of rent and which shall be effective upon proof of delivery. Copies of all notices to Landlord should be sent to the following address: GE Capital Investment Advisors, 444 Market Street, Suite 2100, San Francisco, California 94111
Attention: General Counsel. Notices to Tenant should be sent to the following address:

                         Health Care Microsystems, Inc.
                         200 North Sepulveda Blvd., Suite 700
                         El Segundo, CA 900245
                         Attn: Ms. Francine S. Wiegelman
                              -------------------------------
and to:                   Health Management Systems, Inc.
                          401 Park Avenue South
                          New York, NY  10016
                          Attn: Mr. Vincent C. Hartley

With a copy to:           Coleman & Rhine
                          1120 Avenue of the Americas
                          19th Floor
                          New York, NY  10036
                          Attn: Mr. Bruce Coleman

Either party may by notice to the other specify a different address for notice purposes except that, upon Tenant's taking possession of the Premises, the Premises shall constitute Tenant's address for notice purposes. A copy of all notices to be given to Landlord hereunder shall be concurrently transmitted by Tenant to such party hereafter designated by notice from Landlord to Tenant.

         30.14 Persistent Delinquencies. In the event that Tenant shall be delinquent by more than fifteen (15) days in the payment of rent on three (3) separate occasions in any twelve (12) month period, Landlord shall have the right to terminate this Lease by thirty (30) days written notice given by Landlord to Tenant within thirteen (13) months of the first of the last three
(3) such delinquencies and then ten (10) days of the last such delinquency.

         30.15 Right of Landlord to Perform. All covenants and agreements to be performed by Tenant under any of the terms of this Lease shall be performed by Tenant at Tenant's sole cost and expense and without any abatement of rent. If Tenant shall fail to pay any sum of money, other than rent, required to be paid by it hereunder or shall fail to perform any other act on its part to be performed hereunder, and such failure shall continue beyond any applicable period of notice set forth in this Lease, Landlord may, but shall not be obligated so to do, and without waiving or releasing Tenant from any obligations of Tenant, make any such payment or perform any such other act on Tenant's part to be made or performed as is in this Lease provided. All sums so paid by Landlord and all reasonable incidental costs, together with interest thereon at the rate of ten percent (10%) per annum from the date of such payment by Landlord, shall be payable to Landlord on demand and Tenant covenants to pay any such sums, and Landlord shall have (in addition to any other right or remedy of Landlord) the same rights and remedies in the event of the nonpayment thereof by Tenant as in the case of default by Tenant in the payment of the rent.

         30.16             Access, Changes in Project, Facilities, Name.


                  (a) Every part of the Project except the inside surfaces of all walls, windows and doors bounding the Premises (including exterior building walls, core corridor walls and doors and any core corridor entrance), and any space in or adjacent to the Premises used for shafts, stacks, pipes, conduits, fan rooms, ducts, electric or other utilities, sinks or other building facilities, and the use thereof, as well as access thereto through the Premises for the purposes of operation, maintenance, decoration and repair, are reserved to Landlord.

                  (b) Tenant shall permit Landlord to install, use and maintain pipes, ducts and conduits within the walls, bearing columns and ceilings of the Premises.

                  (c) Landlord reserves the right, without incurring any liability to Tenant therefor, to make such changes in or to the Building and the fixtures and equipment thereof, as well as in or to the street entrances, halls, passages, elevators, stairways and other improvements thereof, as it may deemed necessary or desirable. In making any such changes, Landlord shall use diligent efforts not to unreasonably interfere with Tenant's use of the Premises.

                  (d) Landlord may adopt any name for the Project and Landlord reserves the right to change the name or address of the Building at any time. If Landlord changes the address of the Building, Landlord shall reimburse Tenant for the cost of new stationery and business cards in an amount not to exceed Seven Thousand Dollars ($7,000) within thirty (30) days after receipt of Tenant's invoice together with reasonable supporting documentation for such cost.

         30.17 Corporate Authority. If Tenant is a corporation, each individual executing this Lease on behalf of said corporation represents and warrants that he is duly authorized to execute and deliver this Lease on behalf of said corporation in accordance with a duly adopted resolution of the Board of Directors of said corporation or in accordance with the By-laws of said corporation, and that this Lease is binding upon said corporation in accordance with its terms. If Tenant is a corporation, said corporation and each individual executing this Lease on behalf of said corporation covenants that Tenant shall provide to Landlord a copy of such resolution of the Board of Directors authorizing the execution of this Lease on behalf of such corporation, which copy of resolution shall be duly certified by the secretary or an assistant secretary of the corporation to be a true copy of a resolution duly adopted by the Board of Directors of said corporation. In the event Tenant fails to comply with the requirements set forth in this Article 30.17, then each individual executing this Lease shall be personally liable for all of Tenant's obligations in this Lease.

         30.18 Identification of Tenant.

                  (a) If more than one person or entity executes this Lease as Tenant, (i) each of them shall be jointly and severally liable for the keeping, observing and performing of all of the terms, covenants, conditions and provisions of this Lease to be kept, observed and performed by Tenant, (ii) the term "Tenant" as used in this Lease shall mean and include each of them jointly and severally, and (iii) the act of or notice from, or notice or refund to, or the signature of, any one or more of them, with respect to the tenancy of this Lease, including, but not limited to, any renewal, extension, expiration, termination or modification of this Lease, shall be binding upon each and all of the persons executing this Lease as Tenant with the same force and effect as if each and all of them had so acted or so given or received such notice or refund or so signed.

                  (b) If Tenant's interest in this Lease shall be assigned to a partnership (or to two or more persons, individually and as co-partners of a partnership) pursuant to Article 15 hereof (any such partnership and such persons hereinafter referred to in this Article 30.18(b) as

"Partnership Tenant"), the following provisions of this Lease shall apply to such Partnership Tenant:

                           (i) The liability of each of the parties comprising
Partnership Tenant shall be joint and several.

                           (ii) Each of the parties comprising the Partnership
Tenant hereby consents in advance to, and agrees to be bound by, any written instrument which may hereafter be executed, changing, modifying or discharging this Lease, in whole or in part, or surrendering all or any part of the Premises to the Landlord, and by notices, demands, requests or other communication which may hereafter be given, by Partnership Tenant or any of the parties comprising Partnership Tenant.

                           (iii) Any bills, statements, notices, demands,
requests or other communications given or rendered to Partnership Tenant or to any of the parties comprising Partnership Tenant shall be deemed given or rendered to Partnership Tenant and to all such parties and shall be binding upon Partnership Tenant and all such parties.

                           (iv) If Partnership Tenant admits new partners, all
of such new partners shall, by their admission to Partnership Tenant, be deemed to have assumed performance of all of the terms, covenants and conditions of this Lease on Tenant's part to be observed and performed.

                           (v) Partnership Tenant shall give prompt notice to
Landlord of the admission of any such new partners, and, upon demand of Landlord, shall cause each such new partner to execute and deliver to Landlord an agreement in form satisfactory to Landlord, wherein each such new partner shall assume performance of all of the terms, covenants and conditions of this Lease on Partnership Tenant's part to be observed and performed (but neither Landlord's failure to request any such agreement nor the failure of any such new partner to execute or deliver any such agreement to Landlord shall violate the provisions of clause (iv) of this Article 30.18(b) or relieve any such new partner of his obligations thereunder).

         30.19 Building Codes. After completion of the Tenant Building Standard Work, any and all costs attributable to or related to the applicable building codes of the City of El Segundo (or any other authority having jurisdiction over the Project) arising from Tenant's plans, specifications, improvements, or alterations shall be paid by Tenant at its sole cost and expense. The costs of any alterations or improvements to the common areas of the Project incurred by Landlord to comply with applicable statutes, codes, rules or regulations enacted after the date of this Lease shall be an Operating Cost determined in accordance with generally accepted accounting principles as applied to real estate industry standards.

         30.20 Transportation and Energy Management. Tenant shall fully comply with all present and future programs intended to manage parking, transportation, traffic, energy or any other programs affecting the Project.

         30.21 Exhibits. The Exhibits attached hereto are incorporated herein by this reference as if fully set forth herein.

         30.22 Waiver of Jury Trial. LANDLORD AND TENANT HEREBY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVE THE RIGHT TO A TRIAL BY JURY IN RESPECT TO ANY LITIGATION BASED HEREON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS LEASE OR ANY DOCUMENTS CONTEMPLATED TO BE EXECUTED IN CONNECTION HEREWITH OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF EITHER PARTY ARISING OUT OF OR RELATED IN ANY MANNER WITH THE PREMISES (INCLUDING WITHOUT LIMITATION, ANY ACTION TO RESCIND OR CANCEL THIS LEASE OR ANY CLAIMS OR DEFENSES ASSERTING THAT THIS LEASE WAS FRAUDULENTLY INDUCED OR AS OTHERWISE VOID OR VOIDABLE). THIS WAVIER IS A MATERIAL INDUCEMENT FOR LANDLORD TO ENTER INTO AND ACCEPT THIS LEASE.

/s/                                                             /s/
-----------------------                                         ----------------
     LANDLORD                                                          TENANT

                                   ARTICLE 31
                                OPTION TO EXTEND

         31.1 Grant of Option. Landlord hereby grants to Tenant one (1) option (the "Option") to extend the Initial Term for an additional five (5) years (the "Option Term") upon and subject to the terms and conditions set forth in this Lease. Tenant shall have no right to extend the Initial Term except as provided herein. The Option shall be personal to Health Management Systems, Inc. and Health Care Microsystems, Inc., and shall not be transferable or assignable to any assignee of the Lease other than a Permitted Transferee. The Option shall be exercised, if at all, by Tenant's delivery of written notice of exercise to Landlord no later than six (6) months nor earlier than twelve (12) months prior to the expiration date of the Initial Term. The Basic Rental to be paid during the Option Term shall be ninety-five percent (95%) of the Prevailing Market Rental, as hereinafter defined. As used herein, the term "Prevailing Market Rental" shall mean the rental and all other monetary payments and escalations that Landlord could obtain from a third party tenant comparable to Tenant desiring to lease the Premises for the Option Term, taking into account the age of the Project, the size of the Premises, the type and quality of tenant improvements, the location and floor levels of the Premises, the quality of construction of the Project and the Premises, the services provided under the terms of the Lease, the rental and brokers commissions then being paid and any refurbishment allowance then being obtained by tenants comparable to Tenant for the renewal of leases of space comparable to the Premises in the City of El Segundo and all other factors that would be relevant to a third party in determining the rental such party would be willing to pay to lease the Premises for the Option Term. There shall be added to the Prevailing Market Rental, Landlord's then effective monthly parking charge for use of the parking spaces allocated to Tenant pursuant to Article 1.9 hereof for the Option Term, which parking charges may be increased from time to time during the Option Term.

Notwithstanding anything contained herein to the contrary, if a default by Tenant exists under any of the terms, covenants or conditions of this Lease at the time Tenant exercises such Option, then Tenant's exercise of the Option shall be of no force and effect, provided, however, if Tenant cures such default and gives notice of exercise of the Option prior to the expiration of the time period for giving such notice, then such subsequent notice shall be effective. If (i) a default by Tenant beyond any applicable cure period exists under this Lease at any time after Tenant exercises the Option or (ii) Tenant and/or its permitted affiliates (as defined in Article 15.1(g) hereof) do not occupy at least a full floor of the Premises either at the time Tenant exercises the Option or at any time thereafter prior to the commencement date of the Option Term (the "Option Commencement Date"), then in each case Tenant shall have no rights hereunder to extend the Initial Term.

         31.2 Determination of Prevailing Market Rental. On or before five (5) days after Tenant provides Landlord with notice of Tenant's exercise of the Option, Landlord and Tenant shall commence negotiations to agree upon the Prevailing Market Rental applicable thereto. If Landlord and Tenant are unable to reach agreement on the Prevailing Market Rental within twenty (20) days after the date negotiations commence, then the Prevailing Market Rental shall be determined as follows:

                  (a) If Landlord and Tenant are unable to agree on the Prevailing Market Rental within said twenty (20) day period, then, within ten
(10) days thereafter, Landlord and Tenant shall each simultaneously submit to the other in a sealed envelope its good faith estimate of the Prevailing Market Rental. If the higher of such estimates is not more than one hundred five percent (105%) of the lower of such estimates, then the Prevailing Market Rental shall be the average of the two estimates.

                  (b) If the matter is not resolved by the exchange of estimates as provided in subparagraph (a) above, then either Landlord or Tenant may, by written notice to the other on or before ten (10) days after the exchange of such estimates, require that the disagreement be resolved by arbitration. Within ten (10) days after such notice, the parties shall select as an arbitrator a mutually acceptable MAI appraiser with experience in real estate activities, including at least ten (10) years' experience in appraising office space in the County of Los Angeles, California. If the parties cannot agree on an appraiser, then, within a second period of ten (10) days, each party shall select an independent MAI appraiser meeting the aforementioned criteria and, within a third period of ten (10) days, the two appointed appraisers shall select a third appraiser meeting the aforementioned criteria and the third appraiser shall determine the Prevailing Market Rental pursuant to subparagraph (c) below. If one party shall fail to make such appointment within said second ten (10) day period, then the appraiser chosen by the other party shall be the sole arbitrator.

                  (c) Once the arbitrator has been selected as provided for in subparagraph (b) above, then, as soon as practicable but in any case within fourteen (14) days thereafter, the arbitrator shall select one of the two estimates of the Prevailing Market Rental submitted by Landlord and Tenant, which estimate shall be the one that is closer to the Prevailing Market Rental as determined by the arbitrator. The arbitrator's selection shall be rendered in writing to both Landlord and Tenant and shall be final and binding upon them and shall not be subject to appeal. If the arbitrator believes that expert advice would materially assist such arbitrator, then the arbitrator may retain one or more qualified persons, including, but not limited to, legal counsel, brokers, architects or engineers, to provide such expert advice. The party whose estimate is not chosen by the arbitrator shall pay the costs of the arbitrator and of any experts retained by the arbitrator; provided, however, that any fees of any counsel or expert engaged directly by Landlord or Tenant shall be borne by the party retaining such counsel or expert.

                                   ARTICLE 32
                                     SIGNAGE

         Except as provided in this Article 32, Tenant shall not place any sign upon the Premises or the Project without Landlord's prior written consent, which consent may be withheld by Landlord in its sole and absolute discretion. All signs shall be installed by Landlord at Tenant's sole cost and expense. Notwithstanding the foregoing and subject to Landlord's approval of the sign in accordance with this Article 32, Tenant shall have the right to place a sign on the "eyebrow" of the northwest side of Building with the initials "HCm" in size and type acceptable to Landlord and in compliance with all applicable codes of the City of El Segundo, in the location designated by Landlord. Tenant shall provide Landlord with plans and specifications showing the size, design, and other requirements for Tenant's eyebrow sign. Within fifteen (15) days after receipt of such plans, Landlord shall give Tenant written notice of any disapproval thereof, specifying Landlord's reasons for disapproval in writing. Thereafter, Tenant shall revise its plans and specifications to satisfy Landlord's objections. After Landlord has approved the plans and specifications for Tenant's sign, Landlord shall cause the sign to be installed on the eyebrow of the Building and all costs and expenses of installation thereof, together with any reasonable costs incurred by Landlord to thereafter maintain the eyebrow sign, shall be paid by Tenant to Landlord within fifteen (15) days after the date of Landlord's invoice therefor. Notwithstanding the foregoing, upon ninety (90) days written notice provided to Tenant at any time from October 1, 1997 through January 1, 1999, Landlord shall have the right to remove Tenant's sign on the "eyebrow" of the Building and install the sign of another tenant in the Building who has been granted eyebrow signage rights pursuant to a lease executed prior to January 1, 1999, and elected to place its eyebrow sign on the Building so long as such other tenant leases space from Landlord in the Building, the square footage of which is one hundred percent (100%) larger than the Premises. If Landlord removes Tenant's sign from the "eyebrow" of the Building in accordance with the previous sentence, Landlord shall replace Tenant's eyebrow sign with a panel identifying Tenant on the multi-tenant monument sign dedicated to the Building facing Sepulveda Boulevard. Tenant shall be entitled to the top line of such multi-tenant monument sign during such time that the Premises leased by Tenant are twenty percent (20%) greater than any space in the Building rented by Landlord to another tenant who has been granted monument sign rights. Landlord shall be responsible for all costs of removal of Tenant's eyebrow sign and replacement thereof with a panel in the multi-tenant monument sign. Notwithstanding the foregoing, in no event shall Tenant's eyebrow sign be removed from the Building during the first twelve (12) months of the Early Occupancy Period and Term. If Landlord has not given Tenant written notice of Landlord's intent to remove the eyebrow sign prior to January 1, 1999, then Tenant's eyebrow sign may not be removed during the balance of the Initial Term. If Tenant's eyebrow sign is removed for a larger tenant in accordance with this
Article 32, and such larger tenant later vacates the Building prior to the expiration of the Initial Term, and any tenant who has been granted eyebrow signage rights who is at least one hundred percent (100%) larger than Tenant does not elect to use the eyebrow sign, then Tenant may replace its eyebrow sign on the Building for the remainder of the Initial Term, at Tenant's sole cost and expense.

                                   ARTICLE 33
                    EXPANSION RIGHTS; RIGHT OF FIRST REFUSAL

         33.1 First Expansion Option. Landlord hereby grants Tenant an option to lease ("First Expansion Option") additional space located on the sixth floor
(6th) floor of the Building contiguous to the Premises consisting of approximately Two Thousand (2,000) square feet, as designated on the plan attached hereto and incorporated herein as Exhibit "E" ("First Expansion Space"). Tenant may exercise the First Expansion Option at any time commencing with the Commencement Date and terminating upon the expiration of the twenty-fourth (24th) month of the Lease Term by delivering to Landlord irrevocable written notice of such exercise. Time is of the essence with respect to the time period during which Tenant must deliver to Landlord its written notice of exercise of the First Expansion Option. If Tenant fails to deliver written notice of its exercise of the First Expansion Option to Landlord prior to the expiration of the twenty-fourth (24th) lease month, then the First Expansion Option shall expire and shall be of no further force or effect.

         If Tenant timely exercises the First Expansion Option, then Landlord shall prepare and execute an amendment to this Lease that incorporates the First Expansion Space into the Premises and subjects the First Expansion Space to all of the terms and conditions of the Lease, except that Tenant shall have no rights of early occupancy with respect to the First Expansion Space. The amendment shall provide for the term of the Lease to commence as to the First Expansion Space on the earlier of (i) the date of substantial completion of any tenant improvements constructed by Landlord in the First Expansion Space for Tenant's benefit, or if Landlord is prevented from or delayed in completing such tenant improvements due to Tenant Delays (as defined in the Work Letter Agreement) then upon the date which such work would have been substantially completed but for such Tenant Delays or (ii) the date Tenant first takes possession of or commences the operation of its business in the First Expansion Space and to expire concurrently with the Lease Term. The amendment shall also provide for Tenant to pay Basic Rental for the First Expansion Space at the same rent as set forth in Article 1.3 of the Basic Lease Provisions and for an allowance for the construction of tenant improvements in an amount equal to Thirty-seven Dollar ($37.00) per rentable square foot in the First Expansion Space. The amendment shall attach a Work Letter Agreement similar to that attached hereto as Exhibit "C" for the construction of tenant improvements in the First Expansion Space. If Landlord and Tenant, after good faith negotiations, do not execute the Amendment within thirty (30) days after the date Landlord delivers a draft of the amendment to Tenant, Tenant's exercise of the First Expansion Option shall be deemed null and void and Landlord shall be free to lease the First Expansion Space to third parties.

         33.2 Second Expansion Option. Landlord hereby grants Tenant an option to lease ("Second Expansion Option") additional space on the sixth (6th) floor of the Building consisting of approximately five thousand (5,000) square feet, as designated on the plan attached hereto as Exhibit "E" ("Second Expansion Space") with Tenant's occupancy of the Second Expansion Space occurring between the sixtieth (60th) and sixty-sixth (66th) month of the Lease Term. Tenant may exercise the Second Expansion Option at any time commencing with the fifty-fourth (54th) month of the Lease Term and terminating at the expiration of the sixtieth (60th) month of the Lease Term by delivering to Landlord its irrevocable written notice of such exercise. Time is of the essence with respect to the time period during which Tenant must deliver to Landlord its written notice of exercise of the Second Expansion Option. If Tenant fails to deliver written notice of its exercise of the Second Expansion Option to Landlord during the Second Expansion Option exercise period, then the Second Expansion Option shall expire and be of no further force and effect.

         If Tenant exercises the Second Expansion Option, then Landlord shall prepare and execute an amendment to this Lease that incorporates the Second Expansion Space into the Premises and subjects the Second Expansion Space to all of the terms and conditions of the Lease, except (i) Tenant shall not have any rights of early occupancy of the Second Expansion Space; (ii) the term of the Lease with respect to the Second Expansion Space shall commence upon the earlier of (A) the date of substantial completion of any tenant improvements constructed in the Second Expansion Space by Landlord for Tenant's benefit or the date upon which such tenant improvements would have been substantially completed but for any Tenant Delays, or (B) the date Tenant first takes possession of or commences the operation of its business in the Second Expansion Space and shall terminate concurrently with the Lease Term, and (iii) and Landlord shall grant Tenant an allowance for the construction of tenant improvements in the Second Expansion Space in an amount equal to Twenty-five Dollars ($25.00) per square foot of the Second Expansion Space less the "Salvage Costs" as defined herein. For the purposes of this Lease, "Salvage Costs" shall mean the fair market value of any existing improvements that are consistent with the design of the tenant improvements contemplated by Tenant which Tenant desires to retain therein upon taking possession of the Second Expansion Space as reasonably determined by Landlord and Tenant. The amendment shall attach a Work Letter Agreement similar to that attached hereto as Exhibit "C" for the construction of tenant improvements in the Second Expansion Space. If Landlord and Tenant, after good faith negotiations, do not execute the amendment within thirty (30) days after the date Landlord delivers a draft of the amendment to Tenant, Tenant's exercise of the Second Expansion Option shall be deemed null and void, and Landlord shall be free to lease the Second Expansion Space to third parties.

         33.3 Right of First Refusal. If at any time during the Initial Term, Landlord reaches an agreement with a third party who desires to lease the portion of the sixth (6th) floor of the Building consisting of approximately fourteen thousand (14,000) rentable square feet, as designated on the plan attached hereto and incorporated herein as Exhibit "E" (the AFirst Refusal Space), Landlord shall give Tenant written notice of the terms and conditions on which such third party is willing to lease the First Refusal Space ("Offer"). If Landlord receives the Offer during the first seventy-two (72) months of the Lease Term, Tenant shall have the right to lease the First Refusal Space on the same terms and conditions set forth in the Lease except, (i) Tenant shall not have any right of early occupancy of the First Refusal Space, (ii) the term of the Lease with respect to the First Refusal Space shall commence upon the earlier of (A) the date of substantial completion of any tenant improvements constructed in the First Refusal Space by Landlord for Tenant's benefit or the date on which the tenant improvements would have been substantially completed but for Tenant Delays or (B) the date that Tenant first takes possession of or commences the operation of its business in the Premises and shall terminate concurrently with the Lease Term, and (iii) Landlord shall grant Tenant an allowance for the construction of tenant improvements in the Right of First Refusal Space equal to Twenty-five Dollars ($25.00) per square foot of the First Refusal Space less any Salvage Cost with respect to the First Refusal Space. If Landlord receives the Offer at any time after the end of the seventy-second (72nd) month of the Lease Term, Tenant shall have a right of first refusal to lease the First Refusal Space on the same terms and conditions as set forth in the Offer. Tenant may exercise the right of first refusal by giving Landlord written notice of such exercise with five (5) business days after the date of Tenant's receipt of the Offer. Tenant's failure to give written notice of its exercise of the right of first refusal within said five (5) business day period shall be deemed Tenant's waiver of its right of first refusal to lease the First Refusal Space as provided herein. If Tenant gives written notice of its exercise of the right of first refusal, then Landlord shall prepare an amendment to this Lease that incorporates the First Refusal Space into the Premises on the applicable terms and conditions as contemplated in this Article 33.3. If Landlord and Tenant, after good faith negotiations, do not execute an amendment to this Lease that incorporates the First Refusal Space into the Premises as contemplated herein within thirty (30) days after Landlord delivers a draft of the amendment to Tenant, then Tenant's right of first refusal with respect to the First Refusal Space shall be deemed terminated and Landlord shall have the right to lease the First Refusal Space free and clear of such right of first refusal.

         33.4 Limitation on Rights. If a default by Tenant exists under this Lease on the date of Tenant's notice of exercise of any of the rights granted in this Article 33, then such notice shall be of no force and effect; provided, however, if Tenant cures such default and again gives notice of exercise of such rights prior to the expiration of the time period provided herein for giving such notice, such subsequent notice shall be effective. If a default by Tenant beyond any applicable cure period exists under this Lease at any time after Tenant has exercised a right granted under this Article 33, then Landlord may at its sole discretion elect to have Tenant's exercise of such right to be of no force and effect. From and after the date that any of the First Expansion Space, Second Expansion Space or First Refusal Space is made subject to this Lease, then the term "Premises" as used herein shall be deemed to refer to the original Premises demised under this Lease as well as such First Expansion Space, Second Expansion Space or First Refusal Space, as applicable, made subject to the Lease.

                                   ARTICLE 34
                                 CONFERENCE ROOM

         Tenant shall have the nonexclusive right, in common with other tenants of the Project, to use any project conference room including the 17th floor of the building in the Project known as 222 North Sepulveda Blvd. Tenant may use such conference rooms for up to a total of thirty-two (32) hours per month free of charge during the Initial Term. Such conference rooms shall be available upon terms and conditions to be established from time to time by Landlord, but Landlord makes no representations or warranties to Tenant regarding the availability of the Project conference rooms.

                                   ARTICLE 35
                              HEALTH FITNESS CENTER

         If Landlord constructs or installs a health fitness center in the Project, Landlord shall waive the initial initiation fee for the first two hundred (200) employees of Tenant that register to use the health fitness center prior to the expiration of the second (2nd) year from the date such health fitness center opens. Notwithstanding the foregoing, Tenant acknowledges that Landlord has made no representations or warranties regarding the installation or construction of a health fitness center, and Landlord is under no obligation to install, construct, or operate the same in the Project at any time during the Lease Term.

         IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the date set forth above.
                                     TENANT:

                                     HEALTH MANAGEMENT SYSTEMS, INC.,
                                     a New York corporation

                                     By: /s/ Vincent C. Hartley
                                         ----------------------------------
                                         Vincent C. Hartley

                                     Its: Director of Administration
                                         ----------------------------------

                                     HEALTH CARE MICROSYSTEMS, INC.,
                                     a California corporation

                                     By: /s/ Thomas Kazamek
                                        -----------------------------------

                                     Its:  Chief Operating Officer
                                        -----------------------------------

                                    LANDLORD:

                                    PACIFIC CORPORATE TOWERS LLC, a
                                    Delaware limited liability company

                                    By:   GE Capital Investment Advisors, Inc.,
                                          Its authorized investment advisor

                                          By: /s/ Daniel Bradley
                                             --------------------------------

                                          Its: Vice President
                                             --------------------------------

                 [GRAPHIC OF PACIFIC CORPORATE TOWERS PREMISES]

                 [GRAPHIC OF PACIFIC CORPORATE TOWERS PREMISES]

                                   EXHIBIT "B"

                              RULES AND REGULATIONS

         1. No sign, advertisement or notice shall be displayed, printed or affixed on or to the Premises or to the outside or inside of the Building or so as to be visible from outside the Premises or Building without Landlord's prior written consent. Landlord shall have the right to remove any non-approved sign, advertisement or notice, without notice to and at the expense of Tenant, and Landlord shall not be liable in damages for such removal. All approved signs or lettering on doors and walls shall be printed, painted, affixed or inscribed at the expense of Tenant by Landlord or by a person selected by Landlord and in a manner and style acceptable to Landlord.

         2. Tenant shall not obtain for use on the Premises ice, drinking water, waxing, cleaning, interior glass polishing, rubbish removal, towel or other similar services, or accept barbering or bootblackening, or coffee cart services, milk, soft drinks or other like services on the Premises, except from persons authorized by Landlord and at the hours and under regulations fixed by Landlord. No vending machines or machines of any description shall be installed, maintained or operated upon the Premises without Landlord's prior written consent.

         3. The sidewalks, hall, passages, exits, entrances, elevators and stairways shall not be obstructed by Tenant or used for any purpose other than for ingress and egress from Tenant's Premises.

         4. Toilet rooms, toilets, urinals, wash bowls and other apparatus shall not be used for any purpose other than for which they were constructed and no foreign substance of any kind whatsoever shall be thrown therein.

         5. Tenant shall not overload the floor of the Premises or mark, drive nails, screw or drill into the partitions, ceilings or floor or in any way deface the Premises.

         6. In no event shall Tenant place a load upon any floor of the Premises or portion of any such flooring exceeding the floor load per square foot of area for which such floor is designed to carry and which is allowed by law, or any machinery or equipment which shall cause excessive vibration to the Premises or noticeable vibration to any other part of the Building. Prior to bringing any heavy safes, vaults, large computers or similarly heavy equipment into the Building, Tenant shall inform Landlord in writing of the dimensions and weights thereof and shall obtain Landlord's consent thereto, which consent Landlord shall have the right to deny. Such consent shall not constitute a representation or warranty by Landlord that the safe, vault or other equipment complies, with regard to distribution of weight and/or vibration, with the provisions of this Rule 6 nor relieve Tenant from responsibility for the consequences of such noncompliance, and any such safe, vault or other equipment which Landlord determines to constitute a danger of damage to the Building or a nuisance to other Tenants, either alone or in combination with other heavy and/or vibrating objects and equipment, shall be promptly removed by Tenant upon Landlord's written notice of such determination and demand for removal thereof.

         7. Tenant shall not use or keep in the Premises or Project any kerosene, gasoline or inflammable, explosive or combustible fluid or material, or use any method of heating or air-conditioning other than that supplied by Landlord.

         8. Tenant shall not lay linoleum, tile, carpet or other similar floor covering so that the same shall be affixed to the floor of the Premises in any manner except as approved by Landlord.

         9. Tenant shall not install or use any blinds, shades, awnings or screens in connection with any window or door of the Premises and shall not use any drape or window covering facing any exterior glass surface other than the standard drapes, blinds or other window covering established by Landlord.

         10. Tenant shall cooperate with Landlord in obtaining maximum effectiveness of the cooling system by closing drapes when the sun's rays fall directly on windows of the Premises. Tenant shall not obstruct, alter, or in any way impair the efficient operation of Landlord's heating, ventilating and air-conditioning system. Tenant shall not tamper with or change the setting of any thermostats or control valves.

         11. The Premises shall not be used for manufacturing or for the storage of merchandise except as such storage may be incidental to the permitted use of the Premises. Tenant shall not, without Landlord's prior written consent, occupy or permit any portion of the Premises to be occupied or used for the manufacture or sale of liquor or tobacco in any form, or a barber or manicure shop, or as an employment bureau. The Premises shall not be used for lodging or sleeping or for any improper, objectionable or immoral purpose. No auction shall be conducted on the Premises.

         12. Tenant shall not make, or permit to be made, any unseemly or disturbing noises, or disturb or interfere with occupants of Building or neighboring buildings or premises or those having business with it by the use of any musical instrument, radio, phonographs or unusual noise, or in any other way.

         13. No bicycles, vehicles or animals of any kind shall be brought into or kept in or about the Premises, and no cooking shall be done or permitted, except by microwave and toaster oven, by any tenant in the Premises, except that the preparation of coffee, tea, hot chocolate and similar items for tenants, their employees and visitors shall be permitted. No tenant shall cause or permit any unusual or objectionable odors to be produced in or permeate from or throughout the Premises.

         14. The sashes, sash doors, skylights, windows and doors that reflect or admit light and air into the halls, passageways or other public places in the Building shall not be covered or obstructed by any tenant, nor shall any bottles, parcels or other articles be placed on the window sills.

         15. No additional locks or bolts of any kind shall be placed upon any of the doors or windows by any tenant, nor shall any changes be made in existing locks or the mechanisms thereof unless Landlord is first notified thereof, gives written approval, and is furnished a key therefor. Each tenant must, upon the termination of his tenancy, give to Landlord all keys of stores, offices, or toilets or toilet rooms, either furnished to, or otherwise procured by, such tenant, and in the event of the loss of any keys so furnished, such tenant shall pay Landlord the cost of replacing the same or of changing the lock or locks opened by such lost key if Landlord shall deem it necessary to make such change.

         16. Landlord shall have the right to prohibit any advertising by any tenant in the Premises, Building or Project which, in Landlord's opinion, tends to impair the reputation of the Building or its desirability as an office building and upon written notice from Landlord any tenant shall refrain from and discontinue such advertising.

         17. Landlord reserves the right to control access to the Building by all persons after reasonable hours of generally recognized business days and at all hours on Sundays and legal holidays. Each tenant shall be responsible for all persons for whom he requests after hours access and shall be liable to Landlord for all acts of such persons. Landlord shall have the right from time to time to establish reasonable rules pertaining to freight elevator usage, including the allocation and reservation of such usage for tenants' initial move-in to their premises, and final departure therefrom. Landlord shall notify Tenant of any change in the holiday schedule for the Project.

         18. Any person employed by any tenant to do janitorial work shall, while in the Building and outside of the Premises, be subject to and under the control and direction of the Office of the Building (but not as an agent or servant of Landlord, and the tenant shall be responsible for all acts of such persons).

         19. All doors opening on to public corridors shall be kept closed, except when being used for ingress and egress.

         20. The requirements of tenants will be attended to only upon application to the Office of the Building.

         21. Canvassing, soliciting and peddling in the Building are prohibited and each tenant shall cooperate to prevent the same.

         22. All office equipment of any electrical or mechanical nature shall be placed by tenants in the Premises in settings approved by landlord, to absorb or prevent any vibration, noise or annoyance.

         23. No air conditioning unit or other similar apparatus shall be installed or used by any tenant without the prior written consent of Landlord. Tenant shall pay the cost of all electricity used for air conditioning in the Premises if such electrical consumption exceeds normal office requirements, regardless of whether additional apparatus is installed pursuant to the preceding sentence.

         24. There shall not be used in any space, or in the public halls of the Building, either by any tenant or others, any hand trucks except those equipped with rubber tires and side guards.

         25. All electrical ceiling fixtures hung in offices or spaces along the perimeter of the Building must be florescent and/or of a quality, type, design and bulb color approved by Landlord. Tenant shall not permit the consumption in the Premises of more than 2 1/2 watts per net usable square foot in the Premises in respect of office lighting nor shall Tenant permit the consumption in the Premises of more than 1 1/2 watts per net usable square foot of space in the Premises in respect of the power outlets therein, at any one time. In the event that such limits are exceeded, Landlord shall have the right to remove any lighting fixture of any florescent tube or bulb therein as it deems necessary and/or to charge Tenant for the cost of the additional electricity consumed.

         26.      Parking

                  (a) Garage hours shall be 5:00 a.m. to 8:00 p.m., Monday through Friday, and 5:00 a.m. to 5:00 p.m. Saturday, state and federal holidays excepted, as revised from time to time by Landlord.

                  (b) Automobiles must be parked entirely with the stall lines on the floor.

                  (c) All directional signs and arrows must be observed.

                  (d) The speed limit shall be 5 miles per hour.

                  (e) Parking is prohibited in areas not striped for parking.

                  (f) Parking cards or any other device or form of identification supplied by Landlord (or its operator) shall remain the property of Landlord (or its operator). Such parking identification device must be displayed as requested and may not be mutilated in any manner. The serial number of the parking identification device may not be obliterated. Devices are not transferable or assignable and any device in the possession of an unauthorized holder will be void. There will be a replacement charge to the Tenant or person designated by Tenant of $25.00 for loss of any parking card.

                  (g) Unless otherwise provided in the Lease, the monthly rate for parking is payable one (1) month in advance and must be paid by the third business day of each month. Failure to do so will automatically cancel parking privileges and a charge at the prevailing daily rate will be due. No deductions or allowances from the monthly rate will be made for days parker does not use Parking Facilities.

                  (h) Tenant may validate visitor parking by such method or methods as the Landlord may approve, at the validation rate from time to time generally applicable to visitor parking, except as otherwise provided in the Lease.

                  (i) Landlord (and its operator) may refuse to permit any person who violates the within published rules to park in the garage, and any violation of the rules shall subject the automobile to removal from the garage at the parker's expense. In either of said events, Landlord (or its operator) shall refund a pro rata portion of the current monthly parking rate and the sticker or any other form of identification supplied by Landlord (or its operator) will be returned to Landlord (or its operator).

                  (j) Garage managers or attendants are not authorized to make or allow any exceptions to these Rules and Regulations.

                  (k) Every parker is required to park and lock his own automobile. All responsibility for any loss or damage to automobiles or any personal property therein is assumed by the parker.

                  (l) Loss or theft of parking identification devices from automobiles must be reported to the garage manager immediately, and a lost or stolen report must be filed by the parker at that time.

                  (m) The Parking Facilities are for the sole purpose of parking one automobile per space. Washing, waxing, cleaning or servicing of any vehicles by the parker or his agents is prohibited.

                  (n) Landlord (and its operator) reserves the right to refuse the issuance of monthly stickers or other parking identification devices to any Tenant and/or its employees who refuse to comply with the above Rules and Regulations and all posted and unposted City, State or Federal ordinances, laws or agreements.

                  (o) Tenant agrees to acquaint all employees with these Rules and Regulations.

                                   EXHIBIT "C"

                              WORK LETTER AGREEMENT

         This Work Letter Agreement ("Letter") supplements the Standard Office Lease (the "Amendment") dated as of September 19, 1996, executed concurrently herewith by and between Landlord and Tenant ("Lease"), covering certain premises described in the Lease (the "Premises"). All terms not defined herein shall have the same meaning as set forth in the Lease.

         1.0      Plans and Drawings for Premises.

         1.1      Sign Approval Schedule.

         Promptly after execution of this Lease Landlord shall furnish Tenant with a schedule setting forth the projected time periods for submission and approval of plans and specifications and cost estimates and showing the deadlines for any actions required to be taken by the parties during the plan approval process. Landlord may from time to time during the plan approval process modify or amend such schedule due to any delays that are encountered.

         1.2      Space Plans.

         Promptly after the execution of the Lease, Tenant shall cause Tenant's architect to furnish to Landlord and Landlord's architect, for review and approval, a preliminary space plan sufficient to convey the architectural design of the Premises for Tenant's leasehold improvements ("Space Plans").
 The Space Plans shall include any improvements Tenant intends to make to the common areas of the seventh (7th) floor (i.e. elevator lobby and corridors). If Landlord or Landlord's architect shall disapprove of any part of the Space Plans, Landlord shall, within five (5) days after receipt thereof, advise Tenant in writing of such revisions and reasons therefor, as are reasonably required by Landlord or Landlord's architect to approve the Space Plans. Landlord and Tenant shall thereafter negotiate in good faith to reach agreement upon revisions to the Space Plans. After Landlord and Tenant have reached such agreement, Tenant shall then submit to Landlord and Landlord's architect for review and approval, a revision of the Space Plans incorporating the revisions requested by Landlord or Landlord's architect. The cost for the initial Space Plan and one revision thereto shall be deducted from the Allowance (as defined in Paragraph 4.0 below). Any further Space Plan revisions shall be at Tenant's sole cost and expense.

         1.3      Working Drawings.

         Tenant shall cause Tenant's architect to prepare from the approved Space Plans and to furnish to Landlord and Landlord's architect for review and approval complete architectural plans, drawings and specifications and complete engineered mechanical, structural and electrical Working Drawings for (i) all of the Premises showing the demising plan, finish schedule (i.e. carpeting and other floor coverings), including the finish schedule for any improvements to the common areas of the seventh (7th) floor of the Premises, and Tenant's design work desired by Tenant therefor, and (ii) any internal or external communications or special utility facilities which will require conduits or other improvements within common areas (collectively "Final Working Drawings and Specifications"; the work shown thereon being called the "Tenant Building Standard Work"), all in such form and in such detail as may be reasonably required by Landlord. The Final Working Drawings and Specifications shall be prepared by Tenant's architect and Tenant shall use an engineer approved by Landlord to perform the engineering work on the mechanical and electrical plans. Tenant's architect and the engineer retained by Tenant shall furnish all services necessary for the preparation of the Final Working Drawings and Specifications and for securing approvals and permits as, by reason of the nature of the Tenant Building Standard Work, shall be required from any governmental authority having jurisdiction or compliance deemed necessary by Landlord including without limitation ACM (asbestos containing material), hazardous wastes or materials, OSHA, CAL-OSHA, life-safety, sprinklers and the like. If Landlord or Landlord's architect shall disapprove of any part of the Final Working Drawings and Specifications, Landlord shall, within ten (10) days after receipt thereof, advise Tenant in writing of such revisions and reasons therefor as are reasonably required by Landlord or Landlord's architect to approve the Final Working Drawings and Specifications. Landlord and Tenant shall thereafter negotiate in good faith to reach agreement upon revisions to the Final Working Drawings and Specifications. After Landlord and Tenant have reached such agreement, Tenant shall then submit to Landlord and Landlord's architect for review and approval, a revision of the Final Working Drawings and Specifications incorporating the revisions requested by Landlord or Landlord's architect. Notwithstanding the foregoing, if Landlord disapproves the portion of the Final Working Drawings and Specifications relating to the finish schedule for Tenant's proposed improvements to the common area of the seventh (7th) floor, Landlord shall provide written notice of such disapproval separate and apart from any other disapproval of the Final Working Drawings and Specifications. Tenant shall not be required to revise the finish schedule for the proposed improvements to the common area of the seventh (7th) floor to overcome Landlord's objections; provided, however, that Landlord shall have no obligation to perform any improvements to the restrooms on the seventh (7th) floor of the Premises (other than code compliance alterations) unless Landlord approves the finish schedule and the portion of the Final Working Drawings and Specifications pertaining to Tenant's proposed improvements to the common areas of the seventh (7th) floor of the Premises. Final Working Drawings and Specifications shall comply with all conditions set forth in paragraph 1.4 below. Unless otherwise specified in the Final Working Drawings and Specifications, Landlord shall use building standard materials for the Tenant Building Standard Work. All architectural and engineering fees and consultant fees incurred by Landlord in connection with the review and approval of the Space Plans and Final Working Drawings and Specifications shall be deducted from the Allowance but shall be included within the limitation on the fee to be paid to Landlord's construction manager pursuant to Paragraph 4.2(ix) hereof. The cost of the initial Final Working Drawings and Specifications and one revision thereto shall be deducted from the Allowance. Any further Final Working Drawings and Specifications revisions shall be at Tenant's sole cost and expense.

         1.4      Requirements of Final Working Drawings and Specifications.

         The Final Working Drawings and Specifications shall: (i) be in conformance with the Base Building shell and with the design, construction and equipment of the Building and with Landlord's Building standards and specifications in effect for the Project; (ii) comply with all applicable laws and ordinances, and the rules and regulations of all governmental authorities having jurisdiction; (iii) comply as Landlord deems reasonably necessary with all ACM, hazardous waste, American with Disabilities Act, OSHA, CAL-OSHA, life-safety, and sprinkler rules, regulations, ordinances or laws; (iv) comply with all applicable insurance regulations for a fire resistive Class A Building; and (v) include locations and complete and exact dimensions.

         1.5      Changes at Tenant's Expense.

         If Tenant makes any changes to the Final Working Drawings and Specifications after Landlord's approval thereof or if the Final Working Drawings and Specifications or any amendment thereof or supplement thereto shall require changes in the Building shell, the increased cost of the Building shell work caused by such changes shall (to the extent such increase is in excess of the Allowance) be charged against Tenant, including without limitation permits, consultants, mitigation fees, surcharges, additional supervisory fees or administrative fees. The cost thereof shall include all direct architectural and/or engineering fees and expenses in connection therewith, including the fees of Landlord's architect incurred in reviewing any such changes, amendments or supplements to the Final Working Drawings and Specifications (which shall be limited in accordance with Paragraph 4.2(ix) hereof), as well as compensation from Tenant for the costs of any delays which arise from such changes, such costs including but not limited to lost rent, Final Working Drawings and Specifications triggering code work, title work and the like. If any such change, deletion or addition increases the cost of construction and installation of the Tenant Building Standard Work (to the extent such increase is in excess of the Allowance), Tenant shall immediately pay to Landlord the full amount of the increase in the cost of such construction and installation prior to Landlord's commencement of such addition or change. Tenant's failure to make any payment with respect to change orders shall be deemed a default under the Lease and the amount so delinquent shall be deemed Additional Rent and Landlord may exercise all rights and remedies set forth in Article 20 of the Lease; and in addition, Landlord may delay construction until such payment is made and such delay shall be deemed a Tenant-caused delay subject to the provisions of Paragraph 7.0 of this Exhibit C.

         2.0      Costs of Work.

         2.1 Landlord shall provide those building standard tenant improvements pursuant to mutually approved Final Working Drawings and Specifications prepared by the Tenant's architect. All items of Tenant Building Standard Work (whether or not the cost thereof is covered by the Allowance) shall become the property of Landlord upon expiration or earlier termination of the Lease and shall remain on the Premises at all times during the Lease Term.

         2.2 At such time as Landlord has approved the Final Working Drawings and Specifications, Landlord shall request bids for the installation of the Tenant Building Standard Work from the following contractors: Sheldon Stevens, Turelk, Interscape, Innerspace and Carr. Landlord and Tenant shall jointly determine which contractor's bid to accept. The bid from the contractor selected by Landlord and Tenant shall be used for purposes of preparing the Work Cost Statement pursuant to Subparagraph 2.3 hereof.

         2.3 Prior to the commencement of any Tenant Building Standard Work, Landlord shall submit to Tenant a written estimate of Work Cost (as defined in Paragraph 4.2 below) on all Tenant Building Standard Work, which written estimate shall be based on the Final Working Drawings and Specifications. Thereupon, the contractor selected pursuant to Section 2.2 above ("Contractor") and Tenant shall either approve the estimate or disapprove specific items and submit to Landlord a revision of the Final Working Drawings and Specifications to reflect the deletion and/or substitution for such disapproved items. Submission and approval of the Work Cost estimate shall proceed in accordance with the schedule provided in Paragraph 5 below. Upon Landlord's approval of such estimate, the approved estimate is to be hereinafter known as "Work Cost Statement." Landlord shall have the right to purchase special installations requiring extended material delivery lead items as set forth in the Final Working Drawings and Specifications and to commence the construction of the items included in said Work Cost Statement pursuant to Subparagraph 3.1 hereof.

         2.4 Until Landlord approves the estimate and the Working Drawings and the Final Working Drawings and Specifications are signed by Landlord and Tenant, Landlord shall be under no obligation to perform the installation of the Tenant Building Standard Work.

         3.0 Construction.

         3.1 Following Landlord's approval of the Work Cost Statement, Landlord shall direct the Contractor (as determined in Paragraph 2.2) to commence and diligently proceed with the construction of all of the Tenant Building Standard Work, subject to delays beyond the reasonable control of Landlord or the Contractor. Promptly upon the commencement of the Tenant Building Standard Work, Landlord shall furnish Tenant with a schedule setting forth the projected completion dates therefor and showing the deadlines for any actions required to be taken by Tenant during such construction, and Landlord may from time to time during the prosecution of the Tenant Building Standard Work modify or amend such schedule due to delays encountered by Landlord. Landlord shall make a reasonable effort to meet such schedule as the same may be modified or amended.

         3.2 Concurrently with Landlord's construction of the Tenant Building Standard Work, Landlord shall, at Landlord's sole cost and expense, improve and upgrade the common areas (i.e., the restrooms, elevator lobby and corridors) of the sixth (6th) floor of the Building consistent with Landlord's building standard for the common areas of the Building. If Landlord has approved the finish schedule and the Final Working Drawings and Specifications for Tenant's proposed improvement of the common areas of the seventh (7th) floor of the Premises, then Landlord shall also, at Landlord's sole cost and expense, improve and upgrade the restrooms on the seventh (7th) floor of the Building to Landlord's building standard for restrooms in the Building. In addition, Landlord shall, at Landlord's sole cost and expense and without deduction from the Allowance, clean the heating, ventilating and air conditioning ducts serving the Premises in conjunction with the installation of the Tenant Building Standard Work.

         3.3 Tenant shall have a thirty (30) day period ("Fixturization Period") prior to the Scheduled Occupancy Date for the purpose of installing Tenant's personal property and equipment. The Fixturization Period shall commence upon the date of substantial completion of Tenant's Building Standard Work, or if Landlord is prevented from or delayed in completing the Tenant Building Standard Work due to Tenant Delays (as defined in Section 7.0 below), then the date upon which the Tenant Building Standard Work would have been substantially completed but for such acts or omissions of Tenant. Tenant's Building Standard Work shall be substantially complete on the date when all of Tenant's Building Standard Work has been substantially completed in accordance with this Work Letter Agreement, except for punchlist items. In addition, Tenant may enter the Premises not earlier than fourteen (14) days prior to substantial completion of the Tenant Building Standard Work for the sole purpose of installing Tenant's personal property and equipment so long as such entry does not interfere with the orderly construction and completion of the Tenant Building Standard Work. Tenant shall notify Landlord of its desired times of entry during the Fixturization Period or during the last fourteen (14) days prior to substantial completion of the Tenant Building Standard Work and shall submit the scope of work to be performed and the names of the contractors who will perform such work. Tenant shall indemnify, defend and hold Landlord harmless from and against any and all suits, claims, actions, losses, costs or expenses including claims for worker's compensation of any nature whatsoever together with reasonable attorneys' fees arising out of or in connection with the installation of Tenant's personal property, fixtures or equipment during the Fixturization Period. Landlord and Tenant shall cause their respective contractors to cooperate so that each party may complete its work in the Premises without interfering with the other. Tenant shall not be required to pay any Basic Rental or Tenant's Proportionate Share of Direct Costs during the Fixturization Period, but all other terms and conditions of the Lease shall apply.

         3.4 Upon substantial completion of the Tenant Building Standard Work, representatives of Landlord and Tenant shall jointly conduct a walk-through inspection of the Premises and shall prepare a schedule of punchlist items for the Tenant Building Standard Work requiring correction or completion by Landlord. Landlord shall correct or complete the items on the punchlist within a reasonable period of time following the substantial completion of the Tenant Building Standard Work.

         4.0      Allowance and Work Cost.

         4.1      Allowance.

         Landlord shall grant to Tenant an allowance ("Allowance") of Thirty-seven Dollars ($37.00) per rentable square foot in the Premises, to be applied toward the Work Cost.

         4.2      Work Cost.

         "Work Cost" means: (i) the cost of preparation of the initial Space Plans and Final Working Drawings and Specifications, and one revision thereof;
(ii) governmental agency plan check, permit and other fees; (iii) sales and other taxes; (iv) Title 24 fees; (v) inspection costs; (vi) the actual costs and charges for material and labor, contractor's profit and general overhead incurred by Landlord for the Tenant Building Standard Work; (vii) all other reasonable costs to be expended by Landlord in the construction of the Tenant Building Standard Work, (viii) cost of furniture, fixtures and equipment installed in the Premises as part of the Tenant Building Standard Work, (ix) all design, architectural and engineering fees and consultant fees incurred by Landlord in connection with the review and approval of the Space Plans, Working Drawings and Final Working Drawings and Specifications and the costs of Landlord's construction manager (provided that all such fees and costs shall not exceed $1.00 per rentable square foot in Premises). If more than one revision to any of the Space Plans, Working Drawings and Final Working Drawings and Specifications is required, the cost thereof shall be paid by Tenant at its sole cost and expense.

         4.3      Costs in Excess of Allowance.

         If the amount provided in the Work Cost Statement exceeds the Allowance (the amount by which the Work Cost exceeds the Allowance shall be referred to herein as the "Excess Cost"), Tenant shall pay the Excess Cost to Landlord by paying a portion of each progress payment requested by the Contractor under the contract equal to the proportion that the total Excess Cost bears to the total amount set forth in the Work Cost Statement multiplied by the amount requested by the Contractor in its request for payment. All such payments of Excess Cost shall be due and payable on the same date that Landlord is required to pay the request for payment under the Contractor's contract. Tenant's failure to make any payment of the Excess Cost when due, or to make any payment with respect to change orders that cause the Work Cost to exceed the Allowance, shall be deemed an Event of Default under the Lease and the amount so delinquent shall be deemed Additional Rent and Landlord may exercise all rights and remedies set forth in
Article 20 of the Lease with respect to such Event of Default; and in addition, Landlord may delay construction until such payment is made and such delay shall be deemed a Tenant-caused delay subject to the provisions of Paragraph 7.0 of this Exhibit C.

         4.4      Unapplied Allowance.

         If upon completion of the Tenant Building Standard Work, any portion of the Allowance has not been applied to the Work Cost (such portion shall hereafter be referred to as the "Unapplied Allowance"), Landlord shall give written notice to Tenant of the amount of the Unapplied Allowance within fifteen
(15) days after completion of the Tenant Building Standard Work. Tenant may use the Unapplied Allowance to pay the cost of furnishings, fixtures or equipment to be used by Tenant solely in the Premises or to defray moving expenses incurred by Tenant in relocating to the Premises. Landlord shall reimburse Tenant from the Unapplied Allowance for the cost of installing furnishings, fixtures or equipment to be used solely in the Premises by Tenant and/or moving expenses incurred by Tenant in relocating to the Premises. Landlord shall use diligent efforts to reimburse Tenant for such amounts within fifteen (15) days after Landlord's receipt of detailed invoices for such costs or expenses but in no event shall such reimbursement be made later than thirty (30) days from the date of Landlord's receipt of such invoices; provided, however, Landlord shall have no obligation to use any portion of the Unapplied Allowance to reimburse Tenant for furnishings, fixtures or equipment and/or moving expenses unless and until Tenant takes possession of the Premises and accepts the same in accordance with
Article 8 of the Lease. Landlord shall have no obligation to use any portion of the Unapplied Allowance to pay the cost of furnishings, fixtures or equipment to be used solely in the Premises and/or to pay moving expenses from and after the date that is ninety (90) days after the date that Tenant takes possession of the Premises. In the alternative, Tenant may elect to apply a portion of the Unapplied Allowance not to exceed Three Dollars ($3.00) per rentable square foot in the Premises to the Basic Rental becoming due under the Lease. Tenant may exercise such right by giving written notice to Landlord within fifteen (15) days after the date Landlord notifies Tenant of the amount of any Unapplied Allowance. If Tenant exercises such right, a portion of the Unapplied Allowance not to exceed Three Dollars ($3.00) per rentable square foot shall be applied to the first installments of monthly Basic Rental becoming due under the Lease until such amount is used in full.

         5.0      Intentionally Omitted

         6.0      Intentionally Omitted.

         7.0      Delays.

         It is agreed that the Fixturization Period shall not commence until Landlord has substantially completed all Tenant Building Standard Work to be performed by Landlord by this Work Letter Agreement; provided, however, that if Landlord shall be delayed in substantially completing said work as a result of any of the following (collectively, "Tenant Delays"):

         (i) Tenant's failure to complete any action item on or before the due date which is the responsibility of Tenant, or

         (ii)     Any change orders, or

         (iii) Tenant's request for materials, finishes, or installations other than Building Standard Work, or

         (iv) Any delay of Tenant in making payment to Landlord as provided herein, or

         (v) Any other delay attributable to Tenant or by a party employed by Tenant or under Tenant's control or due to failure of Tenant to perform or act in order to facilitate Tenant's tenancy,

then as soon as possible following the commencement of the Fixturization Period, Landlord shall provide to Tenant a reasonable particularized statement of the number of days of Tenant Delays, and the Early Occupancy Period shall be reduced and the Commencement Date of the Lease shall be advanced by the number of days of such Tenant Delays.

         8.0      Indemnity and Insurance.

         8.1 Indemnity. To the extent Tenant constructs or installs any tenant improvements in the Premises, Tenant, Tenant's contractor and subcontractors, agents, employees and representatives agree to save, indemnify and hold harmless Landlord against any and all liability, claims, mechanics liens, judgments, or demands, including demands arising from injuries to or death of persons (Tenant's employees, employees of Tenant's contractor(s) and employees of all subcontractors and sub-subcontractors of Tenant's contractor included) and damage to property, or any other loss, loss of rent, damage, or expense, arising directly or indirectly out of the obligations herein undertaken or out of the operations conducted by Tenant and/or its contractor(s), subcontractors or sub-subcontractors save and except liability, claims, judgments or demands arising through the gross negligence or sole willful misconduct of Landlord and will make good to and reimburse Landlord for any expenditures, including actual attorneys' fees, which Landlord may incur by reason of such matters and, if requested by Landlord will defend any such suits at the sole cost and expense of contractor.

         8.2      Insurance.

         If Tenant constructs or installs any tenant improvements in the Premises, the Tenant shall, at its sole expense, be responsible for the securing of insurance by the Tenant's contractor(s) and for the maintenance of same by the Tenant's contractor(s) until completion and final acceptance of the work. Certificates of Insurance affording evidence of same shall be obtained from the Tenant's contractor(s) by the Tenant and delivered to the Landlord prior to the commencement of any work by the Tenant's contractor. The required insurance coverage is as follows:

1. Worker's Compensation and Employers' Liability Insurance including coverage under the U.S. Longshoremen's and Harborworkers' Act and affording 30 days written notice of cancellation to Contractor. The Employers' Liability minimum limits required are as follows:

         Bodily Injury by accident $100,000. each accident
         Bodily Injury by disease $500,000. policy limit
         Bodily Injury by disease $100,000. each employee

2. General Liability Insurance on an Occurrence basis for an amount of $5,000,000 each occurrence and including the following coverage:

         a) Premises and Operations coverage with X, C and U exclusions deleted, if applicable.

         b)       Owners and Contractors Protective coverage.

         c)       Products and Completed Operations coverage.

         d) Blanket Contractual coverage, including both oral and written contracts.

         e)       Personal Injury coverage.

         f) Broad Form Property Damage coverage, including completed operations.

         g)       An endorsement naming Landlord as additional insured.

         h) An endorsement affording 30 days written notice to Contractor in event of cancellation or material reduction in coverage.

         i) An endorsement providing that such insurance as is afforded under policy of Tenant's contractor(s) is primary insurance as respects the Owner and that any other insurance maintained by Owner is excess and noncontributing with the insurance required hereunder.

         j) Insurance covering ACM, hazardous materials, life-safety systems, sprinklers, OSHA, CAL-OSHA and the like.

No endorsement limiting or excluding a required coverage is permitted. CLAIMS-MADE COVERAGE IS NOT ACCEPTABLE.

3. Business Auto Liability Insurance for an amount of $5,000,000 combined single limit for bodily injury and/or property damage liability including:

         a)       Owned Autos,

         b)       Hired or Borrowed Autos,

         c)       Nonowned Autos, and

         d) An endorsement affording 30 days written notice of cancellation to Landlord in event of cancellation or material reduction in coverage.

A certificate and endorsements affording evidence of the above requirements must be delivered to Landlord before Tenant's contractor performs any work at or prepares or delivers materials to the site of construction.

Tenant shall require its contractor(s) to require its subcontractors to provide insurance where Tenant's contractor(s) would be required to carry insurance under this insurance section and to be responsible for obtaining the appropriate certificates or other evidence of insurance.

Tenant's contractor(s) shall maintain all of the foregoing insurance coverage in force until the work under this agreement is fully completed and accepted except as to 2c, (Products and Completed Operation Coverage), which is to be maintained for ten (10) years following completion of the work and acceptance by Landlord and Tenant. All insurance, except Workers' Compensation, maintained by Tenant's contractor and its subcontractors shall preclude subrogation claims by the insurer against anyone insured thereunder.

The requirements for the foregoing insurance shall not derogate from the provisions for indemnification of Landlord by Tenant under the "indemnity" paragraph of this agreement.

If the Tenant fails to secure and maintain the required insurance from Tenant's contractors, the Landlord shall have the right (without any obligation to do so, however) to secure same in the name and for the account of the Tenant's contractor(s) in which event the Tenant shall pay the cost thereof and shall furnish upon demand, all information that may be required in connection therewith. Further, such failure to secure and maintain the required insurance shall constitute a default under the Lease and Landlord shall be entitled to immediately have all tenant improvement work cease.

         9.0      Miscellaneous.

         (a) If Tenant constructs or installs any tenant improvements in the Premises, Tenant and Tenant's contractors shall abide by all safety and construction rules and regulations of

Landlord, and all work and deliveries shall be scheduled through Landlord. Entry by Tenant's contractors shall be deemed to be under all the terms, covenants, provisions and conditions of said Lease except the covenant to pay rent and additional rent. All Tenant's materials, work, installations and decorations of any nature brought upon or installed in the Premises before the commencement of the Early Occupancy Period shall be at Tenant's risk, and neither Landlord nor any party acting on Landlord's behalf shall be responsible for any damage thereto or loss or destruction thereof. Tenant shall award its contracts and conduct its activities hereunder in a manner consistent with Landlord's contractor's labor agreement affecting the Building.

         (b) Tenant shall reimburse Landlord for any extra expenses incurred by Landlord in the construction of the Tenant Building Standard Work by reason of faulty work done by Tenant or its contractors, or by reason of delays caused by such work, or by reason of cleanup which fails to comply with Landlord's rules and regulations.

         (c) Tenant's contractors shall not post any signs other than those required by law in connection with the construction on any part of the Project or Premises.

         10.0     Incorporation.

This Work Letter Agreement is hereby incorporated into the Lease executed between Landlord and Tenant concurrently herewith.


                                     TENANT:


                                      HEALTH MANAGEMENT SYSTEMS, INC.,
                                      a New York corporation

                                      By:  /s/ Vincent C. Hartley
                                          ----------------------------------
                                               Vincent C. Hartley

                                      Its:  Director of Administration
                                          ----------------------------------

                             HEALTH CARE MICROSYSTEMS, INC.,
                             a California corporation

                             By:  /s/ Thomas Kazamek
                                  ---------------------------------------

                             Its:  Chief Operating Officer
                                  ---------------------------------------

                             LANDLORD:

                             PACIFIC CORPORATE TOWERS LLC, a
                             Delaware limited liability company

                              By:    GE Capital Investment Advisors, Inc.,
                                     Its authorized investment advisor


                             By:  /s/ Daniel Bradley
                                  ---------------------------------------

                             Its:  Vice President
                                  ---------------------------------------

                                   EXHIBIT "D"

                           NOTICE OF LEASE TERM DATES


TO:      ___________________________________
         ___________________________________
         ___________________________________
         ___________________________________


RE: Standard Office Lease dated _________________ between PACIFIC CORPORATE TOWERS LLC, a Delaware limited liability company ("Landlord") and HEALTH MANAGEMENT SYSTEMS, INC., a New York corporation, and HEALTH CARE MICROSYSTEMS, INC., a California corporation (collectively, "Tenant") concerning Suite No. 600 on the sixth (6th) floor and Suite No. 700 on the seventh (7th) floor of the office building located at 200 N. Sepulveda Blvd., El Segundo, California.

Dear Tenant:

         In accordance with the Standard Office Lease (the "Lease"), we wish to advise you and/or confirm as follows:

         1. The Premises are Ready for Occupancy, and the Early Occupancy Period has commenced or shall commence on _________________.

         2. The Lease Term shall commence on ________________ for a term of ___________ ending on _______________________.

         3. Rent will commence to accrue on _____________________, in the amount of ________________.

         4. If the Lease Commencement Date is other than the first day of the month, the first billing will contain a pro rata adjustment. Each billing thereafter, with the exception of the final billing, shall be for the full amount of the monthly installment as provided for in the Lease.

         5. Your rent checks should be made payable to ____________________ at
_______________________.

         6. The exact number of rentable square feet within the Premises is _______ square feet.

                                    LANDLORD:

                                    PACIFIC CORPORATE TOWERS LLC, a
                                    Delaware limited liability company

                                    By:      GE CAPITAL INVESTMENT
                                             ADVISORS, INC., its authorized
                                             investment advisor

                                             By: Daniel Bradley
                                                 ----------------

                                             Its: Vice President
                                                 ----------------

         Agreed to and accepted this _____ day of _____ 1996.

                                     TENANT:

                                      HEALTH MANAGEMENT SYSTEMS, INC.,
                                      a New York Corporation

                                      By: Vincent Hartley
                                          -------------------

                                      Its: Director of Administration
                                           ---------------------------

                                     HEALTH CARE MICROSYSTEMS, INC.,
                                     a California corporation

                                     By:  Thomas Kazamek
                                          ----------------

                                     Its:   Chief Operating Officer
                                            -----------------------

                                   EXHIBIT E

                                EXPANSION SPACE

        Notwithstanding anything contained in Article 33 of the Lease, the following terms shall have the following meanings:

        "First Refusal Space" shall mean the remainder of the space on the sixth (6th) floor of the Building that does not constitute the original Premises, First Expansion Space or Second Expansion Space.

        "First Expansion Space" shall mean approximately two thousand rentable square feet located contiguous to the Premises on the sixth (6th) floor of the Building in a location designated, as shown on Exhibit A, approximate to corresponding gridlines R through P and quadrants 17 through 19.

        "Second Expansion Space" shall be contiguous to either the First Expansion Space beginning at gridlines R through P of Exhibit A and expanding forward, or if the First Expansion Space is not taken, then the Second Expansion Space shall mean contiguous to the current premises beginning at gridline R and moving forward through gridline P, and coinciding with quadrants 17 through 19.

                           CONFIDENTIALITY AGREEMENT

        This Agreement is made and entered into as of September 19, 1996 by and between Health Management Systems, Inc., a New York corporation, and Health Care Microsystems, Inc., a California corporation (collectively, "Tenant"), and Pacific Corporate Towers LLC, a Delaware limited company ("Landlord").

        Landlord and Tenant are entering into a lease of certain premises in the building located at 200 North Sepulveda Boulevard, El Segundo, California (the "Premises"). In connection with the lease ("Proposed Transaction"), Landlord has granted certain terms and conditions as an inducement to Tenant to enter into the Proposed Transaction. Landlord would not have proposed these terms and conditions to Tenant without Tenant's agreement to keep such terms and conditions confidential. Tenant, and its agents, officers, shareholders, employees, advisors, contractors, affiliates and representatives (including, without limitation, brokers, accountants and attorneys)(collectively "Representatives"), will acquire various information relating to the terms and conditions of the Proposed Transaction. The parties desire to maintain the confidentiality of such information pursuant to the provisions of this Agreement.

        For purposes of this Agreement, the term "Information" means any and all information, materials and documents, in written or oral form, relating to the terms and conditions of the Proposed Transaction, including, without limitation, the economic terms and conditions of the Proposed Transaction.

        Tenant agrees to keep confidential, and not to publish, disclose or otherwise divulge to anyone, the Information, and to cause its Representatives to keep confidential, and to not publish, disclose or otherwise divulge to anyone, the Information, except that Tenant shall be permitted to disclose the
Information: (i) to any Representative of Tenant who needs to know the Information, provided that such Representative is advised of this Agreement;
(ii) to the extent required to comply with federal and state income tax laws;
(iii) to the extent required by applicable laws and governmental regulations or by any subpoena or similar legal process, provided that the Tenant provides prompt written notice to Landlord prior to such disclosure so that Landlord may seek a protective order or other remedy to prevent or limit such disclosure;
(iv) to the extent such disclosure is contemplated under the lease for the Proposed Transaction; (v) to the extent Landlord shall have consented to such disclosure in writing; or (vi) in any arbitration or litigation proceeding between Landlord and Tenant arising out of this Lease. Notwithstanding the foregoing, nothing herein shall prohibit the disclosure by Tenant or Landlord, after the consummation of the Proposed Transaction, of the fact that Tenant has leased the Premises in the Building.

        Without prejudice to any rights and remedies otherwise available, Landlord shall be entitled to equitable relief by way of injunction or otherwise without proof of actual damages if Tenant or its Representatives breach or threaten to breech any of the provisions of this Agreement. In the event of any litigation concerning this Agreement, the prevailing party shall be entitled to recover its reasonable attorneys' fees and costs of suit. Tenant shall be responsible for the breach of this Agreement by any of its Representatives. No failure or delay of Landlord in exercising any right, power or privilege hereunder will operate as a waiver thereof. This Agreement shall be governed by the laws of the State of California.

        This Agreement shall terminate on the second (2nd) anniversary of the date first set forth above.

        This Agreement may be executed in counterparts, each of which shall be deemed an original of this Agreement.

        In Witness Whereof, the parties have executed this Agreement as of the date first set forth above.

                                LANDLORD:

                                PACIFIC CORPORATE TOWERS LLC,
                                a Delaware limited liability company

                                By: GE Capital Investment Advisors, Inc., its authorized investment advisor

                                        By:  /s/ Daniel Bradley
                                             -------------------------

                                        Its: Vice President
                                             -------------------------

                                TENANT;

                                HEALTH MANAGEMENT SYSTEMS, INC.
                                a New York corporation

                                By:     /s/ Vincent C. Hartley
                                        -----------------------------

                                Its:    Director of Administration
                                        -----------------------------

                                                HEALTH CARE MICROSYSTEMS, INC.
                                                a California corporation

                                                By:  /s/ Thomas Kazamek
                                                     --------------------------
                                                Its: Chief Operating Officer